UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NOVAVAX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

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(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

20 Firstfield Road
Gaithersburg, MD 20878
T 240-268-2000
F 240-268-2100

www.novavax.com
Nasdaq: NVAX

April 30, 2015

Dear Novavax Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Thursday, June 18, 2015, beginning at 10:00 a.m., local time, at Novavax’ offices located at 21 Firstfield Road, Gaithersburg, Maryland 20878. We are pleased to also provide a copy of our 2014 Annual Report to Stockholders with this proxy statement.

Your vote is important, and we hope you will be able to attend the Annual Meeting. You may vote over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement. Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

We look forward to seeing you there.

Very truly yours,

Stanley C. Erck
President and Chief Executive Officer

NOVAVAX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 18, 2015

To the Stockholders of Novavax, Inc.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Novavax, Inc., a Delaware corporation (the “Company”, “Novavax”, “we”, or “us”), will be held on Thursday, June 18, 2015 at 10:00 a.m., local time, at the Company’s offices located at 21 Firstfield Road, Gaithersburg, Maryland 20878 to consider and act upon the following matters:

1.	To elect two directors as Class II directors to serve on the board of directors of the Company (the “Board”), each for a three-year term expiring at the 2018 Annual Meeting of Stockholders;
2.	To approve the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) which increases the total number of authorized shares of the Company’s common stock, $0.01 par value (the “Common Stock”), from 300,000,000 shares to 600,000,000 shares;
3.	To approve an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”) to adopt a forum selection clause;
4.	To approve the Novavax, Inc. 2015 Stock Incentive Plan (the “2015 Stock Plan”);
5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board has fixed the close of business on April 20, 2015 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The following Proxy Statement is included with the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2014, which contains financial statements and other information of interest to stockholders.

By Order of the Board of Directors,

John A. Herrmann III
Senior Vice President, General Counsel & Corporate Secretary

Gaithersburg, Maryland
April 30, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE OVER THE INTERNET OR BY TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. POSTAGE IS NOT NEEDED IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS ANNUAL MEETING
TO BE HELD ON JUNE 18, 2015:

Notice of Annual Meeting, Proxy Statement, and Annual Report are available free of charge at
http://www.edocumentview.com/NVAX.

Novavax, Inc.
20 Firstfield Road
Gaithersburg, Maryland 20878

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on Thursday, June 18, 2015

INFORMATION CONCERNING THE ANNUAL MEETING

This Proxy Statement (“Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2015 at 10:00 a.m. local time at the Company’s offices located at 21 Firstfield Road, Gaithersburg, Maryland 20878 and at any adjournments or postponements thereof. This Proxy Statement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”) are being made available via the Internet and, upon request, will be mailed to our stockholders on or about May 6, 2015.

Why am I receiving these materials?

The Company has made these proxy materials available to you on the Internet or, upon your request, has delivered print versions of these proxy materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These proxy materials were sent or made available to stockholders on or about May 6, 2015. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Can I access the materials on the Internet instead of receiving paper copies?

Stockholders may access the Proxy Statement and the Annual Report via the Internet and vote online (www.envisionreports.com/NVAX). On or about May 6, 2015, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record at the close of business on the record date. We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of our proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in these proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

What is “householding” and how does it affect me?

The Company has adopted the process called “householding” for mailing the proxy materials in order to reduce printing and postage costs. Certain stockholders who share the same address may receive only one copy of this Proxy Statement and the Annual Report in accordance with a notice delivered from such stockholders’ bank, broker, or other holder of record, unless the applicable bank, broker, or other holder of record received contrary instructions. If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement and the Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax by telephone at (240) 268-2000 or in writing to Novavax, Inc., 20 Firstfield Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

•	To elect two directors as Class II directors to serve on the Board, each for a three-year term expiring at the 2018 Annual Meeting of Stockholders;
•	To approve the Amended Charter to provide for an increase in the total number of shares of Common Stock that the Company is authorized to issue from 300,000,000 shares to 600,000,000 shares;
•	To approve an amendment to the By-Laws to adopt a forum selection clause;
•	To approve the 2015 Stock Plan;
•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
•	To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition, management will report on the Company’s performance during fiscal year 2014 and respond to questions from stockholders.

Will any other business be conducted at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting.

Who is entitled to vote?

The Board has fixed Monday, April 20, 2015, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). The only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock. Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were 267,967,249 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting until a quorum is present, without notice other than an announcement at the Annual Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy, has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares on the item.

How do I vote?

You may vote using any of the following methods:

•	Proxy card or voting instruction card. You may vote by proxy by filling out the proxy card or voting instruction form (if received by mail) and returning it in the envelope provided.

•	By telephone or the Internet. Stockholders of record may vote by calling 1-800-652-VOTE (8683) or visiting the website www.envisionreports.com/NVAX. The telephone and Internet voting procedures established by the Company for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
•	In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

How does discretionary voting authority apply?

All properly executed proxies will be voted in accordance with the instructions of the stockholder. If you are a stockholder of record and you sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, Stanley C. Erck and Barclay A. Phillips, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including any floor proposals.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NASDAQ and the New York Stock Exchange, which generally govern this issue regardless of the exchange on which the company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, and the election of directors, even if they are not contested.

Most brokers are permitted to vote your shares only with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2015, even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. Brokers do not have authority, discretionary or otherwise, to vote your shares for the election of directors, increase in the total number of authorized shares, approval of the amendment to the By-Laws, or the approval of the 2015 Stock Plan; unless they receive proper instructions to do so from you in a timely manner.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction form.

What are the Board’s recommendations?

The Board recommends that you vote your shares:

“FOR” the election of Richard H. Douglas, Ph.D. and Gary C. Evans to serve on the Board for a three-year term expiring at the 2018 Annual Meeting of Stockholders (Proposal No. 1);

“FOR” the approval of the Amended Charter for the purpose of increasing the total number of shares of Common Stock that the Company is authorized to issue from 300,000,000 shares to 600,000,000 shares (Proposal No. 2);

“FOR” the approval of the amendment to the By-Laws for the purpose of adding a forum selection clause (Proposal No. 3);

“FOR” the approval of the 2015 Stock Plan (Proposal No. 4); and

“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 5).

What is the voting requirement to approve each of the proposals?

Election of Directors.  Directors are elected by a plurality of the votes. The nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Only the number of votes FOR a nominee affect the outcome. Accordingly, votes withheld and broker non-votes will have no effect on the result of the vote on this matter.

Amended Charter.  Approval of the Amended Charter for the purpose of increasing the total number of authorized shares of Common Stock from 300,000,000 shares to 600,000,000 shares requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a negative vote.

Company By-Laws.  Approval of an amendment to the By-Laws to include a forum selection clause requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a negative vote.

The 2015 Stock Plan.  Approval of the 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of the matter.

Ratification of Independent Registered Public Accounting Firm.  The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2015 requires the affirmative vote of the holders of a majority of the votes present in person, represented by proxy and entitled to be cast at the Annual Meeting, or broker non-votes. Abstentions will not be counted as shares voting on such matter and accordingly will have no effect on the approval of the matter.

Can I change my vote after I have voted?

Stockholders may revoke proxies at any time before they are exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company; (b) delivering written notice of revocation to the Secretary of the Company; or (c) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the stockholder’s proxy and vote in person.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

Who bears the cost of solicitation of proxies?

The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers, and regular employees may, without additional remuneration, solicit proxies in person, by telephone, or by electronic transmission and/or facsimile transmission. The Company may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and will compensate such third parties for their efforts. The Company has retained Georgeson Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $15,500 in the aggregate. The Company will also request brokerage houses, custodians, nominees and fiduciaries or other similar organizations to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses, custodians, nominees and fiduciaries or other similar organizations for their reasonable expenses in connection with this distribution.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 Annual Meeting of Stockholders?

Stockholder proposals for inclusion in the Company’s proxy statement:  Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2016 Annual Meeting of Stockholders should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Company’s By-laws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than January 6, 2016. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 18, 2015), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

Other stockholder proposals:  Under the Company’s By-laws, stockholders who wish to include a proposal in the Company’s 2016 Annual Meeting of Stockholders (but do not wish to include such proposal in the Company’s proxy materials) must give the Company timely written notice. To be timely, the Company’s By-laws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting (June 18, 2015); provided, however, that in the event that the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Company, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

In addition to being timely, any such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;
•	the number of shares of capital stock and other securities of the Company which are beneficially owned by the stockholder and each Stockholder Associated Person;
•	any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Company’s securities; and
•	any material interest of the stockholder or any Stockholder Associated Person in such proposal.

For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.

Please note that if the stockholder proposes to nominate a director for election to the Company’s Board, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers hold office until the first meeting of the Board following the annual meeting of stockholders and until their successors are duly chosen and qualified, or until they resign or are removed from office in accordance with our By-laws.

Our executive officers and their ages and positions as of April 20, 2015 are as follows:

Name	Age	Title
Stanley C. Erck	66	President and Chief Executive Officer and Director
Barclay A. Phillips	52	Senior Vice President, Chief Financial Officer and Treasurer
Gregory M. Glenn, M.D.	61	Senior Vice President, Research and Development
Timothy J. Hahn, Ph.D.	51	Senior Vice President, Global Manufacturing Operations
John A. Herrmann III	49	Senior Vice President, General Counsel and Corporate Secretary
John J. Trizzino	55	Senior Vice President, Commercial Operations
Russell P. Wilson	55	Senior Vice President, Business Development

Set forth below is certain information regarding the professional experience of each of the above-named persons.

Stanley C. Erck has served as President and Chief Executive Officer since April 2011 and a Director since June 2009, and previously served as Executive Chairman from February 2010 to April 2011. From 2000 to 2008, Mr. Erck served as President and Chief Executive Officer of Iomai Corporation, a developer of vaccines and immune system therapies, which was acquired in 2008 by Intercell AG. He also previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now part of Sanofi, and Baxter International. Mr. Erck also serves on the board of directors of BioCryst Pharmaceuticals and MaxCyte, Inc. Mr. Erck received a B.S. in Economics from the University of Illinois and a M.B.A. from the University of Chicago.

Barclay A. Phillips has served as Senior Vice President, Chief Financial Officer and Treasurer since June 2013. Prior to joining the Company, Mr. Phillips served as Senior Vice President and Chief Financial Officer of Micromet, Inc., which was acquired by Amgen in 2012. Previously, he was Managing Director of Vector Fund Management and a Biotechnology Analyst and Director of Venture Investments at Invesco Funds Group, Inc. Mr. Phillips received a B.A. in Economics from the University of Colorado at Boulder.

Gregory M. Glenn, M.D. has served as Senior Vice President, Research and Development since January 2014, and previously served as Senior Vice President, Chief Medical Officer from January 2011 to January 2014, and Senior Vice President and Chief Scientific Officer from July 2010 to January 2011. Prior to joining the Company, Dr. Glenn was the Chief Scientific Officer and founder of Iomai Corporation, which was acquired in 2008 by Intercell AG, an associate in international health at Johns Hopkins University’s School of Public Health and a clinical and basic research scientist at Walter Reed Army Institute of Research. Dr. Glenn received a B.A. in Biology and Chemistry from Whitman College and a M.D. from Oral Roberts University School of Medicine. He also completed the Medical Research Fellowship at the Walter Reed Army Institute of Research.

Timothy J. Hahn, Ph.D. has served as Senior Vice President, Global Manufacturing Operations since April 2014 and, formerly, Senior Vice President, Manufacturing and Process Development from June 2011 to April 2014. Prior to joining the Company, Dr. Hahn was Vice President of Antibody Manufacturing and later Vice President of Vaccine Manufacturing at MedImmune, LLC, with responsibilities for both U.S. and non-U.S. manufacturing sites. Dr. Hahn spent more than 15 years in vaccine manufacturing with Merck & Co. Dr. Hahn received a B.S. in Chemical Engineering from Lehigh University and a Ph.D. in Chemical Engineering from Stanford University.

John A. Herrmann III has served as Senior Vice President, General Counsel and Corporate Secretary since March 2014, and, formerly, Vice President, General Counsel and Corporate Secretary from March 2012 to March 2014, and, formerly, Executive Director, Legal Affairs and Corporate Secretary from March 2010 to March 2012. Prior to joining the Company, Mr. Herrmann was General Counsel at Ore Pharmaceuticals and

Deputy General Counsel at Gene Logic before it became Ore Pharmaceuticals. Mr. Herrmann worked as Senior Counsel for Celera Genomics and prior to that was Senior Corporate Counsel at Baxter Healthcare in its Renal Division. Mr. Herrmann received a B.A. in Political Science and History from Brown University and a J.D. from the University of Illinois.

John J. Trizzino has served as Senior Vice President, Commercial Operations since March 2014. He previously served as the Company’s Senior Vice President, Business Development from June 2010 to September 2011, and its Senior Vice President, International and Government Alliances from July 2009 to June 2010. Prior to joining the Company, Mr. Trizzino was the CEO of Immunovaccine from September 2011 to September 2013, the VP, Vaccine Franchise at Medimmune, LLC, the Senior Vice President, Business Development at ID Biomedical, and Vice President, Business Development in the Medical Group of Henry Schein, Inc. following his position as Vice President, General Manager of its GIV division. Mr. Trizzino received a B.S. from Long Island University, CW Post and a M.B.A. from New York University.

Russell P. Wilson has served as Senior Vice President, Business Development since November 2011. Mr. Wilson was most recently the Chief Financial Officer at Supernus Pharmaceuticals beginning in 2009. He was previously Senior Vice President, Chief Financial Officer and General Counsel of Iomai Corporation, which was acquired in 2008 by Intercell AG. He was the Acting General Counsel of North American Vaccine, Inc. until its acquisition by Baxter International in 2000. Mr. Wilson received a B.A. in History from Princeton University and received a M.B.A. and J.D. from the University of Virginia.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS

Pursuant to the Company’s charter, the Board may consist of no fewer than three directors, with the specific number to be authorized by the Board from time to time at its discretion. The Board is presently authorized to consist of eight members, currently consisting of the following six individuals: Richard H. Douglas, Ph.D., Stanley C. Erck, Gary C. Evans, Michael A. McManus, Jr., J.D., Rajiv I. Modi, Ph.D., and James F. Young, Ph.D. The Board has not taken action to fill the vacancy resulting from the resignation of John O. Marsh, Jr., J.D. effective June 12, 2014. The Board bestowed upon Mr. Marsh the honorary title of Director Emeritus.

The members of the Company’s Board are divided into three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. The term of the Class II director expires at the Annual Meeting. The terms of the Class I and Class III directors will expire at the 2017 and 2016 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at such meeting are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified.

In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes so as to ensure that no one class has more than one director more than any other class, unless otherwise determined by a resolution of the Board. However, existing directors cannot move across classes and, therefore, the number of directors in each class may become temporarily imbalanced.

Two directors are to be elected at the Annual Meeting. After recommendation by the Nominating and Corporate Governance Committee, the Board has designated Dr. Douglas and Mr. Evans as nominees for election as Class II directors of the Company at the Annual Meeting.

If elected, each such nominee will serve until the expiration of his term at the 2018 Annual Meeting of Stockholders and until his successor is elected and qualified. Dr. Douglas and Mr. Evans have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that Dr. Douglas and Mr. Evans will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.

The election of directors requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Accordingly, votes withheld and broker non-votes will not have any effect on the election of a director.

Information on the nominees follows:

Nominees for Election as Class II Directors

Name, Age, and Year First Elected Director	Principal Occupation, Business Experience, Other Directorships or Significant Affiliations, and Qualifications
Richard H. Douglas, Ph.D. 62 2010	Former Senior Vice President Corporate Development, Genzyme Corporation. From 1989 to 2011, Dr. Douglas led Genzyme Corporation’s Corporate Development team, and was involved in numerous acquisitions, licenses, financings, joint ventures, and strategic alliances. From 1982 until its merger with Genzyme Corporation in 1989, Dr. Douglas served in science and corporate development capacities at Integrated Genetics. Dr. Douglas was a postdoctoral fellow in Leroy Hood’s laboratory at the California Institute of Technology. Dr. Douglas serves on the University of Michigan Technology Transfer National Advisory Board. Dr. Douglas received a Ph.D. from the University of California, Berkeley in biochemistry and a B.S. in chemistry from the University of Michigan. We believe that Dr. Douglas is well-suited to serve on our Board due to his significant business experience and scientific background.
Gary C. Evans 57 1998	Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources Corporation, a NYSE Amex listed oil and gas company, since May 2009, and Chairman, President, Chief Executive Officer and Founder of GreenHunter Energy, Inc., a NYSE Amex listed alternative energy company, since 2007. Former Lead Independent Director of Novavax, Inc. from March 2007 until April 2011, and Chairman of the Board of Directors of Novavax, Inc. from April 2005 until March 2007. Mr. Evans was Chairman, President and Chief Executive Officer of Magnum Hunter Resources, Inc., a NYSE listed oil and gas exploration and production company, from 1995 to 2005, and Chairman and Chief Executive Officer of its predecessor, Hunter Resources, Inc., from 1985 to 1995. Mr. Evans is currently an Individual Trustee of TEL Offshore Trust, a publicly listed oil and gas trust and serves on the Board of the Maguire Energy Institute at Southern Methodist University. Mr. Evans is a serial entrepreneur, having founded, grown and provided successful exit strategies for several companies; in 2004 he was recognized by Ernst & Young as the Southwest Area 2004 Entrepreneur of the Year in the Energy Sector and was inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. We believe that Mr. Evans is well-suited to serve on our Board due to his entrepreneurial experience in the development of several companies as well as his extensive leadership experience and his aptitude for reading and understanding financial statements.

********************

Information on the continuing directors follows:

Directors Continuing as Class I Directors

Name, Age, and Year First Elected Director	Principal Occupation, Business Experience, Other Directorships or Significant Affiliations, and Qualifications
Stanley C. Erck 66 2009	President and Chief Executive Officer of Novavax, Inc., since April 2011. Former Executive Chairman of Novavax, Inc. from February 2010 until April 2011, and a Director since June 2009. From 2000 to 2008, Mr. Erck served as President, Chief Executive Officer and Director of Iomai Corporation, a vaccine development company, which was acquired in 2008 by Intercell. Prior to that, Mr. Erck previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now known as Genzyme Corporation, and Baxter International. Mr. Erck serves as a member of the boards of BioCryst Pharmaceuticals and MaxCyte, Inc. We believe that Mr. Erck is well-suited to serve on our Board due to his leadership experience in the biotechnology industry, having held CEO positions for several companies, and his extensive experience of serving on other companies’ boards.
Rajiv I. Modi, Ph.D. 54 2009	Managing Director of Cadila Pharmaceuticals, Ltd. (“Cadila”), a company organized in India, since 1995. Dr. Modi was elected to the Board based upon his relationship with the Company’s largest stockholder at the time. As of April 20, 2015, Satellite Overseas (Holdings) Limited, a subsidiary of Cadila, holds approximately 2.8% of the Company’s outstanding Common Stock. Dr. Modi serves as a member of the boards of other Cadila group companies. We believe that Dr. Modi is well-suited to serve on our Board due to his extensive leadership experience, as well as technical expertise in the development and manufacturing of pharmaceutical products. He also brings broad experience in international joint ventures and pharmaceutical sales.

Directors Continuing as Class III Directors

Name, Age, and Year First Elected Director	Principal Occupation, Business Experience, Other Directorships or Significant Affiliations, and Qualifications
Michael A. McManus, Jr., J.D. 72 1998	President and Chief Executive Officer of Misonix, Inc., a medical device company, since October 1998. Mr. McManus served as President, Chief Executive Officer and Director of New York Bancorp Inc. from 1991 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus served in the U.S. Army Infantry from 1968 through 1970. Mr. McManus serves as a member of the board of directors of A. Schulman Inc. Mr. McManus is a recipient of the Ellis Island Medal of Honor. Mr. McManus received a B.A. in economics from the University of Notre Dame and a J.D. from the Georgetown University Law Center. We believe that Mr. McManus is well-suited to serve on our Board due to his successful growth and development of businesses and products and, as chief executive officer of two public companies, his significant experience in governance, legal, and risk management, and reading and understanding financial statements.

Name, Age, and Year First Elected Director	Principal Occupation, Business Experience, Other Directorships or Significant Affiliations, and Qualifications
James F. Young, Ph.D. 62 2010	Former President, Research and Development, MedImmune, Inc. Dr. Young has been Chairman of the Board since April 2011 and a Director of Novavax, Inc. since April 2010. Dr. Young held the position of President, Research and Development, at MedImmune, Inc. from 2000 until 2008 and previously served as Executive Vice President, Research and Development from 1999 to 2000, Senior Vice President from 1995 to 1999, and as Senior Vice President, Research and Development from 1989 to 1995. Dr. Young currently sits on the board of directors of 3-V Biosciences, Inc., a privately-held biopharmaceutical company developing novel antiviral therapeutics, and is the chairman of the board of MicroCoal Technologies Inc., a company developing clean-coal technology. We believe that Dr. Young is well-suited to serve on our Board due to his over 30 years of experience in the fields of molecular genetics, microbiology, immunology, and pharmaceutical development. In addition, Dr. Young brings extensive scientific background and experiences, particularly in the areas of vaccine research and development.

FOR PROPOSAL 1, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL NO. 2
APPROVAL OF THE COMPANY’S AMENDED CHARTER WHICH INCREASES
THE TOTAL NUMBER OF SHARES OF ITS COMMON STOCK THAT THE COMPANY IS
AUTHORIZED TO ISSUE FROM 300,000,000 SHARES TO 600,000,000 SHARES.

Stockholders are being asked to approve the Amended Charter, which increases the number of authorized shares of Common Stock from three hundred million (300,000,000) shares to six hundred million (600,000,000) shares. On March 5, 2015, the Board approved the Amended Charter, subject to stockholder approval, and directed that this Amended Charter be submitted to a vote of the Company’s stockholders at this Annual Meeting. The Board has determined that the Amended Charter is in the best interests of the Company and its stockholders and recommends approval by the stockholders.

The current Amended and Restated Certificate of Incorporation, as amended (the “Current Charter”) authorizes the issuance of up to 300,000,000 shares of Common Stock, each with a par value of $0.01 per share. As of the close of business on April 20, 2015, 267,967,249 shares of Common Stock were outstanding. In addition, as of the close of business on April 20, 2015, the Company had 16,237,272 shares of Common Stock subject to outstanding stock options granted under the 2005 Stock Plan, 6,946,691 shares of Common Stock subject to outstanding stock options granted under the 2015 Stock Plan (subject to approval by the Company’s stockholders of the 2015 Stock Plan and the Amended Charter) and 1,413,388 shares reserved for issuance pursuant to the Company’s Employee Stock Purchase Plan (“ESPP”). This means that as of April 20, 2015, the Company had just 7,435,400 shares of Common Stock available for corporate purposes, including, among other things, the issuance of stock options and stock splits by way of dividend. The Current Charter also authorizes the issuance of 2,000,000 shares of preferred stock, none of which are currently issued or outstanding. The Amended Charter will not increase or otherwise affect the Company’s authorized preferred stock or otherwise affect any other provisions of the Current Charter.

Purpose of the Amended Charter

The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

With the exception of the Company’s routine practice of granting stock options to employees and, in certain instances, its consultants, the Company has no current specific plan, commitment, arrangement, understanding, or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in authorized shares. The additional shares of Common Stock will be available for issuance by the Board for various corporate purposes, including but not limited to, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions.

Having this additional authorized Common Stock available for future use will allow the Company to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders.

Possible Effects of the Amended Charter and Additional Anti-takeover Consideration

If the Amended Charter is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the NASDAQ. The additional shares of authorized Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. The adoption of the Amended Charter would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of Common Stock issued otherwise than for a stock split may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. The Common Stock carries no preemptive rights to purchase additional shares of Common Stock.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s stockholders approve the Amended Charter, the Board will have authority to file with the Secretary of State of Delaware the Amended Charter. The Amended Charter will become effective on the date it is filed. The Board reserves the right to abandon or delay the filing of the Amended Charter even if it is approved by our stockholders. The Amended Charter, which differs from the Current Charter only with respect to the number of authorized shares of Common Stock, is attached to this proxy statement as Appendix A. To illustrate the proposed amendments on Appendix A, language that is struck through is proposed to be deleted from the Current Charter, and language that is underlined is proposed to be added to the Current Charter.

Neither Delaware law, the Company’s Amended Charter, nor the Company’s By-laws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Amended Charter. Accordingly, abstentions and broker non-votes will have the effect of a negative vote

FOR PROPOSAL NO. 2, THE BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE AMENDED CHARTER AS SET FORTH HEREIN WHICH INCREASES THE
TOTAL NUMBER OF SHARES OF ITS COMMON STOCK THAT THE COMPANY IS
AUTHORIZED TO ISSUE FROM 300,000,000 SHARES TO 600,000,000 SHARES.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO INCLUDE
A FORUM SELECTION CLAUSE.

Our Board has deemed it advisable and in the best interests of the Company to amend the By-Laws, subject to stockholder approval, to add a provision making the State of Delaware the exclusive forum for certain disputes. The Board also resolved to submit to stockholders, and to recommend that stockholders approve, a proposal to add such a provision to the By-Laws.

Under the proposed amendment, a new Section 5.9 will be added to the By-laws that will restrict the following disputes to the forum of the courts of the State of Delaware: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Amended Charter or the By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Amended Charter or the By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware.

Our Board supports this amendment to the By-Laws because it will assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. Requiring such claims to be brought in a single forum will help ensure consistent consideration of the issues by courts with expertise in the applicable laws, and will promote efficiency and costs-savings in the resolution of such claims; all to the benefit of the Company’s stockholders. Our Board believes the courts of the State of Delaware are best suited to address disputes given the Company’s incorporation in Delaware and the Delaware courts’ reputation for expertise in corporate law matters. The Board also believes that the courts of the State of Delaware have deep experience and expertise when resolving disputes involving complex corporate issues. The adoption of an exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other employees, and may discourage lawsuits with respect to such claims.

The full text of the amendment is:

5.9. Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be (i) deemed to have notice of and consented to the provisions of this Section 5.9, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 5.9.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 5.9 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Furthermore, except to the extent prohibited by any provision of the Delaware General Corporation Law or the Certificate of Incorporation, in the event that any stockholder shall initiate or assert a Foreign Action without the written consent of the Corporation, then each such stockholder shall be obligated jointly and severally to reimburse the Corporation and any officer or director of the Corporation made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 5.9.

If any provision or provisions of this Section 5.9 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 5.9 (including, without limitation, each portion of any sentence of this Section 5.9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

FOR PROPOSAL NO. 3, THE BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE AMENDMENT TO THE BY-LAWS AS SET FORTH HEREIN TO INCLUDE
A FORUM SELECTION CLAUSE.

PROPOSAL NO. 4
APPROVAL OF THE NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the adoption of the 2015 Stock Incentive Plan (the “2015 Stock Plan”), including the shares of Common Stock reserved for issuance under the 2015 Stock Plan and the material terms of certain performance awards granted under the 2015 Stock Plan. Our current equity plan, our Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Plan”), was originally adopted by the Board on February 24, 2005 and approved by our stockholders on May 4, 2005, with amendments thereto approved by stockholders on June 20, 2007, June 15, 2011, June 11, 2012, June 13, 2013, and June 12, 2014. Our 2005 Stock Plan expired on February 23, 2015 and, therefore, we are no longer able to grant awards under the 2005 Stock Plan. In order to enable the Company to grant equity awards, on March 5, 2015, the Board adopted the 2015 Stock Plan, which will become effective upon receiving stockholder approval at this Annual Meeting.

The Board believes that equity grants are an essential element of the Company’s compensation program. Stockholder approval of the 2015 Stock Plan would allow us to continue to attract and retain high quality and high performing directors, executives and other employees with equity incentives. Based upon its review and consideration of:

•	the Company’s historic rates of equity award issuances;
•	the dilutive impact to stockholders;
•	equity plan guidelines established by certain institutional investors and proxy advisory firms; and
•	advice provided by LCG Group Compensation & HR Consulting (“LCG”), the Compensation Committee’s independent consultant,

the Board approved the 2015 Stock Plan and the shares of Common Stock authorized for issuance under it.

The Board believes that the 2015 Stock Plan will promote the interests of our stockholders and is consistent with principals of good corporate governance including:

•	Independent Committee: The 2015 Stock Plan will be administered by the Compensation Committee and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet the NASDAQ Global Select Market (“NASDAQ”) standards for independence and who meet the definitions of “outside directors” for purposes Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.
•	Shareholder approval is required for additional shares. The 2015 Stock Plan does not contain an annual “evergreen” provision. The 2015 Stock Plan authorizes a fixed number of shares and, as such, shareholder approval is required to issue any additional shares under awards under the plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.
•	Limits on awards. The 2015 Stock Plan limits the number of shares of Common Stock that may be awarded through stock options, stock appreciation rights (“SARs”) and other awards that may be granted to any person in any calendar year and contains a separate limit that applies to awards granted to our non-employee directors.
•	No discounted stock options or SARs. All stock options and SARs under the 2015 Stock Plan must have an exercise price or base value that is not less than the fair market value of a share of Common Stock on the date of grant.
•	Performance awards. Under the 2015 Stock Plan, the Compensation Committee may grant performance-based awards, including awards that are intended to satisfy the requirements of the exception for qualified performance-based compensation under Section 162(m) of the Code (“Section 162(m)”).

•	No repricing. Other than in connection with a corporate transaction affecting the Company, the 2015 Stock Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval in accordance with NASDAQ requirements.
•	Awards subject to recoupment. Awards under the 2015 Stock Plan are subject to recoupment in accordance with any applicable Company clawback or recoupment policy that may be adopted by the Company or as otherwise required by law or applicable listing standards.
•	No liberal share recycling. Shares retained or withheld by or delivered to the Company to satisfy the purchase or exercise price of (or withholding taxes applicable to) an award and the total number of shares subject to a SAR any portion of which is settled in shares reduce the number of shares available for issuance under the 2015 Stock Plan. In addition, the number of shares available for delivery under the 2015 Stock Plan will not be increased by any shares that have been delivered under the 2015 Stock Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

Background Information on Proposed Share Pool

If the 2015 Stock Plan is approved, a total of 25,000,000 shares of Common Stock will be available for awards under the 2015 Stock Plan (the “Proposed Share Pool”) which includes 4,620,369 shares of Common Stock that were available for issuance under our 2005 Stock Plan immediately prior to its expiration on February 23, 2015. In determining the size of the Proposed Share Pool, our Board considered the importance of equity awards in our compensation program, our historic rates of equity award issuances (commonly referred to as our “burn rate”) and the potential dilutive effect to our stockholders. The following discussion provides information on the shares subject to outstanding awards under our 2005 Stock Plan as of the date our Board adopted the 2015 Stock Plan, and on the Proposed Share Pool. This information is intended to provide stockholders with additional context for evaluating the Proposed Share Pool.

Fiscal 2014 Equity Grants

Since its adoption in 2005, we have granted equity awards only under our 2005 Stock Plan. In fiscal 2014, the Company granted stock options under the 2005 Stock Plan covering a total of 6,418,000 shares and restricted stock covering a total of 15,000 shares. Our fiscal year 2014 burn rate was determined to be 2.8%.

Potential Dilution

The following table provides information regarding the number of shares subject to each type of outstanding award under our 2005 Stock Plan, the number of shares under the Proposed Share Pool and the dilutive impact of each to our stockholders as of March 5, 2015.

	Number of shares	As a percentage of stock outstanding on a fully diluted basis
Outstanding stock options	16,530,711	6.5%
Outstanding restricted stock	15,000	0.0%
Total shares subject to outstanding awards under the 2005 Stock Plan	16,545,711	6.5%
Proposed Share Pool for future awards under the 2015 Stock Plan	25,000,000	8.9%
Total potential dilution	41,545,711	14.8%

As indicated by the numbers in the table above, as of March 5, 2015, the date our Board adopted the 2015 Stock Plan, the potential dilution under our 2005 Stock Plan was 6.5%. If the 2015 Stock Plan is approved, our potential dilution will be 14.8%.

Reasons for Seeking Stockholder Approval

Our Board believes that the ability to grant equity compensation has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board also believes that equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes that the availability of 25,000,000 shares of Common Stock under the Proposed Share Pool would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next three years. The Compensation Committee determined that reserving shares sufficient for approximately three years of new awards at historical grant rates is in line with the practice of our peer public companies.

In addition, approval of the 2015 Stock Plan by our stockholders would preserve our ability to grant stock options, stock appreciation rights and performance-based stock awards under the 2015 Stock Plan that may qualify as “qualified performance-based compensation” within the meaning of Section 162(m). Section 162(m) disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, compensation that satisfies the requirements of an exception for “qualified performance-based compensation” is not subject to this deduction limitation. For compensation awarded under a plan to fit within this exception under Section 162(m), among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria underlying the performance goals on the basis of which performance-based awards may be granted (or become vested or exercisable). Although stockholder approval is one of the requirements of the exception to the deductibility limits under Section 162(m), even with stockholder approval, the Board and Compensation Committee cannot guarantee that awards under the 2015 Stock Plan will be deductible as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee has and will continue to have authority to pay or provide compensation (including under the 2015 Stock Plan, if approved by stockholders) that is not deductible under Section 162(m) in order to maintain a competitive compensation program and provide compensation that will attract and retain highly qualified executives.

Summary of the 2015 Stock Plan

The following summary describes the material terms of the 2015 Stock Plan. This summary of the 2015 Stock Plan is not a complete description of all provisions of the 2015 Stock Plan and is qualified in its entirety by reference to the 2015 Stock Plan, which is filed as an appendix to this Proxy Statement.

Purpose; Term.  The purpose of the 2015 Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers, and directors of, as well as consultants and advisors to, the Company, its parents and its subsidiaries. Unless sooner terminated in accordance with its terms, the 2015 Stock Plan will terminate upon the close of business on March 4, 2025.

Administration.  The 2015 Stock Plan is administered by the Compensation Committee and its authorized delegates. Subject to the terms of the 2015 Stock Plan, the Compensation Committee has the following authority: to determine the individuals to whom, and the time or times at which, awards are made, the number of shares of Common Stock subject to each award, and the terms of all awards and all award agreements; to construe the plan and the award agreements under the plan; to prescribe the forms, rules and procedures relating to the plan; to accelerate the time at which awards may become vested or exercisable; to determine the form of settlement of awards (whether in cash, shares of Common Stock, or other property); and to make all other determinations and take all other actions that are, in the Compensation Committee’s judgment, necessary or desirable for the administration of the 2015 Stock Plan. The Compensation Committee’s construction and interpretation of the terms and provisions of the 2015 Stock Plan and any award agreement are final and conclusive.

Shares Reserved.  Subject to adjustment as described below, the number of shares of Common Stock reserved for issuance under the 2015 Stock Plan is 25,000,000 shares (which includes 4,620,369 shares that were available under the 2005 Stock Plan immediately prior to its expiration on February 23, 2015). Shares of Common Stock underlying any award made under the 2015 Stock Plan to the extent the award expires, terminates or is forfeited, in whole or in part, without the issuance of shares will become available for issuance again under the 2015 Stock Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock will be treated as issued under the 2015 Stock Plan. The shares available for issuance under the 2015 Stock Plan will not be increased by any shares that have been delivered under the 2015 Stock Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.

Maximum Number of Shares Available under ISOs.  The maximum aggregate number of shares that may be issued under the 2015 Stock Plan upon the exercise of ISOs is 25,000,000.

Individual Limits.  The maximum number of shares of Common Stock subject to stock options and the maximum number of shares of Common Stock subject to SARs that may be granted to any person in any calendar year is, in each case, 2,000,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year is 1,000,000 shares.

Non-Employee Director Limits.  A participant in the 2015 Stock Plan who is a non-employee member of our Board may not receive awards under the 2015 Stock Plan in any calendar year in excess of the greater of an aggregate of 750,000 shares of Common Stock. This limit does not apply to any award or shares of Common Stock granted pursuant to a director’s election to receive shares of Common Stock in lieu of cash fees.

Eligible Participants.  The Compensation Committee may select recipients of awards from among key employees, officers, or directors of, or consultants or advisors to the Company and its parents and subsidiaries who are expected to contribute to the Company’s future growth and success. Eligibility for stock options intended to be “incentive stock options” within the meaning of Section 422 of the Code is limited to employees of the Company or its parents and subsidiaries, in accordance with Section 422 of the Code. As of April 16, 2015, 329 employees, two consultants, and four directors are eligible to participate in the 2015 Stock Plan.

Awards.  The 2015 Stock Plan provides for grants of stock options, restricted stock, unrestricted stock, SARs, stock units, restricted stock units, and performance awards. Dividend equivalents may also be provided in connection with awards under the 2015 Stock Plan.

•	Restricted and Unrestricted Stock. A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.
•	Stock Options and SARs. The 2015 Stock Plan provides for the grant of incentive stock options, non-statutory stock options and SARs. Stock options entitle the holder to acquire shares of Common Stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the fair market value of the shares of Common Stock subject to the SAR over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the fair market value) of a share of Common Stock on the date of grant. The Compensation Committee will determine when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years); however, in general, if (i) a participant holds an outstanding but unexercised stock option or SAR on the date that is ten years from the date of grant (or, in the case of a stock option or SAR with a maximum term of less than ten years, the last day of such maximum term) and has not exercised such stock option or SAR as of the regular closing time of the exchange on which the

Common Stock is traded on the last day of the applicable term of the stock option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the fair market value of a share of Common Stock is greater than the exercise price or base value applicable to such stock option or SAR, such stock option or SAR to the extent then vested and exercisable will be automatically exercised on the last day of the applicable term and the number of shares of Common Stock otherwise to be delivered upon exercise of the stock option or SAR will be reduced by, in the case of a stock option, a number of shares having a fair market value equal to the aggregate exercise price of the stock option being exercised and, in the case of a stock option or SAR, a number of shares having a fair market value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the minimum tax withholding required by law).
•	Stock Units. A stock unit award is denominated in shares of Common Stock and entitles the recipient to receive stock or cash measured by the value of the shares in the future. The delivery of Common Stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.
•	Performance Awards. A performance award is an award of a stock option, SAR, restricted stock, or restricted stock unit the vesting, settlement or exercisability of which is subject to specified performance criteria.

Termination of Employment or Service.  The Compensation Committee determines the effect of the termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and SARs will terminate, all other unvested awards will be forfeited, and vested stock options and SARs then held by the participant will remain exercisable for a period of three months, or twelve months in the case of death or disability, following such termination of employment or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant, whether vested or unvested, immediately prior to the participant’s termination of employment or service will terminate if such termination is for cause.

Performance Criteria.  The 2015 Stock Plan provides that grants of performance awards may be made based upon and subject to achieving performance objectives over a specified performance period. Performance criteria for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) are limited to an objectively determinable measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A performance criterion and any targets with respect thereto determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Compensation Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to the award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable performance objectives.

Non-transferability of Awards.  In general, awards under the 2015 Stock Plan may not be transferred except by will or the laws of descent and distribution, unless, in the case of awards other than incentive stock options, expressly permitted in the agreement evidencing the award. Awards other than incentive stock options may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Exchange Act).

Recovery of Compensation.  The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the 2015 Stock Plan if the participant is not in compliance with the provisions of the 2015 Stock Plan or the award or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. The Compensation Committee also may recover any award or payments or gain in respect of any award under the 2015 Stock Plan in accordance with any applicable Company clawback or recoupment policy, as such policy may be in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards.

Adjustment Provisions.  If the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company or increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made to (a) the maximum number and kind of shares reserved for issuance under the 2015 Stock Plan, (b) the maximum number of shares that can be issued upon exercise of incentive stock options under the 2015 Stock Plan, (c) the limitations on the number of shares of Common Stock that may be delivered through awards granted to any person in any calendar year and the limitations on awards granted to our non-employee directors, (d) the number and kind of shares or other securities subject to any then outstanding awards under the 2015 Stock Plan, and (e) the exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change, without (in the case of stock options or SARs) changing the aggregate exercise price (or base values) for such awards.

Change in Control.  In the event of a corporate transaction (as defined in the 2015 Stock Plan), the Compensation Committee may provide for any one or more of the following actions: the continuation, assumption or substitution of outstanding awards by the acquiring or succeeding corporation (or an affiliate thereof), the cash-out of outstanding awards, the accelerated vesting or delivery of shares under awards, or the termination of awards that are not exercised prior to the consummation of the transaction. Except as the Compensation Committee may otherwise provide in any case, all awards will terminate automatically or, in the case of restricted stock, will be forfeited automatically upon the consummation of a covered transaction other than awards that are assumed by the acquiring or succeeding corporation. In general, a corporate transaction under the 2015 Stock Plan means consolidation, merger, combination or reorganization of the Company, the sale, lease or other disposition of all or substantially all of the assets of the Company, a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, or a dissolution or liquidation of the Company. The Compensation Committee may also provide for accelerated vesting or exercisability of awards upon the occurrence of a change in the incumbent board, which, in general, will be deemed to occur if the existing members of the Board on the date the 2015 Stock Plan is adopted by the Board (or existing members of the Board on a later date whose appointment, election or nomination for election was endorsed by the incumbent board) cease to constitute at least a majority of the members of the Board.

Prohibition on Repricing.  Except in connection with certain corporate transactions involving the Company, the Company may not, without obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such awards, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value applicable to the original award, or cancel outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

Plan Amendments and Termination.  The Board may at any time, and from time to time, modify or amend the 2015 Stock Plan in any respect, except that any such modification or amendment will be subject to stockholder approval to the extent required by applicable tax or securities laws or stock exchange listing requirements and no such modification or amendment may adversely affect the rights under an award previously granted to a participant without such participant’s consent. The Compensation Committee may amend outstanding award agreements only with the consent of the affected participant, except that the Administrator, without the consent of the affected participant, may amend or modify the terms and provisions of the 2015 Stock Plan and of any outstanding incentive stock options granted under the 2015 Stock Plan to the extent necessary to qualify any or all such stock options as incentive stock options or to the extent necessary to ensure the qualification of the 2015 Stock Plan under Rule 16b-3 (if then applicable) or compliance with, or exemption from, Section 409A of the Code.

The Board may at any time suspend or terminate the 2015 Stock Plan except that any such suspension or termination may not adversely affect the rights under an award previously granted to a participant while the 2015 Stock Plan is in effect without the consent of the affected participant.

Federal Income Tax Consequences

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2015 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the 2015 Stock Plan. The summary does not address tax rates or non-U.S., state, or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

Restricted Stock.  A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2015 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Incentive Stock Options.  In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-statutory stock options.  In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs.  The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units.  The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m).  As described above under “Reasons for Seeking Stockholder Approval,” Section 162(m) generally disallows a deduction to a publicly held corporation and its affiliates for certain compensation paid to a “covered employee” in a taxable year in excess of $1 million, unless the compensation satisfies the requirements of the “performance-based compensation” exception under Section 162(m). Stock options, SARs and certain performance awards under the 2015 Stock Plan are generally intended to satisfy the requirements of this exception. However, as discussed above, the Committee will have discretionary authority to grant awards under the 2015 Stock Plan that do not satisfy the requirements of this exception.

Certain Change in Control Payments.  Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

The Board has approved, subject to stockholder approval of the 2015 Stock Plan, the grant of the stock option awards described in the table below. If our stockholders do not approve the 2015 Stock Plan, these awards will terminate. On April 16, 2015, the closing price of our common stock as reflected on the NASDAQ was $8.23.

Except with respect to awards shown in the table below, awards under the 2015 Stock Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The Compensation Committee has full discretion to determine the shares subject to awards to be granted to participants under the 2015 Stock Plan, subject to the limits described above under Summary of the 2015 Stock Plan — Individual Limits and  — Non-employee Director Limits.

Name and Position	Number of Units
Stanley C. Erck President and CEO	900,000
Barclay A. Phillips SVP, Chief Financial Officer & Treasurer	200,000
Gregory M. Glenn, M.D. SVP, Research and Development	300,000
Timothy J. Hahn, Ph.D. SVP, Global Manufacturing Operations	150,000
Russell P. Wilson SVP, Business Development	200,000
Executive Officer Group	2,150,000
Non-Executive Director Group	220,000
Non-Executive Officer Employee Group	4,584,438

Supplemental Equity Compensation Plan Information

The following table provides supplemental information on the Company’s equity compensation plans as of April 20, 2015 in addition to the required information presented under “Equity Compensation Plan Information” included elsewhere in this Proxy Statement. Under the plans included in the table below, the Company’s Common Stock may be issued upon the exercise of options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Weighted-Average Remaining Term of Outstanding Options, Warrants, and Rights (c)	Number of Restricted Stock Awards Outstanding (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (e)
Equity compensation plans approved by security holders(1)	16,237,272	$3.27	7.6	15,000	1,413,388	(2)
Equity compensation plans not approved by security holders(3)	—	—	—	—	—
Total.. . . . . .	16,237,272	$3.27	7.6	15,000	1,413,388

(1)	Consists of the 2005 Stock Plan and the ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and, as such, no further awards will be made pursuant to that plan.
(2)	Reflects shares of Common Stock available for issuance under the ESPP. As noted above, the 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and, therefore no shares are available for grant under that plan.
(3)	Excludes the 2015 Stock Plan, which is subject to stockholder approval in accordance with this Proposal No. 4.

Required Vote

Approval of the 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal No. 4.

FOR PROPOSAL NO. 4, THE BOARD RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE NOVAVAX, INC.
2015 STOCK INCENTIVE PLAN.

PROPOSAL NO. 5
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee, comprised solely of independent directors, has appointed the firm Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board recommends that the stockholders of the Company ratify this appointment. Although ratification is not required by the Company’s By-laws or otherwise, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection.

On April 24, 2014, the Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014, and notified Grant Thornton LLP of its dismissal as the Company’s independent registered public accounting firm. The Company formally engaged Ernst & Young LLP on May 7, 2014.

The report of Grant Thornton LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2013 and subsequent interim period through May 7, 2014, there were no (a) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

In connection with its acquisition of Isconova AB in 2013, the Company consulted with and received advice from Ernst & Young that the Company considered in making decisions as to the accounting treatment of the acquisition. However, all such activities were completed in 2013 and were subsequently reviewed by Grant Thornton LLP in its audit of the Company’s annual financial statements for the fiscal year ending December 31, 2013. Except as noted here, during the fiscal year ended December 31, 2013 and the subsequent interim period through May 7, 2014, neither the Company, nor anyone on its behalf, consulted Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Ernst & Young LLP that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may proceed with the retention of Ernst & Young LLP if it deems it to be in the best interest of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so and are expected to be able to respond to appropriate questions from stockholders.

Fees and Services

The following table shows the fees billed by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firm during the 2014 and 2013 fiscal years. Ernst & Young LLP replaced Grant Thornton LLP as our independent registered public accounting firm effective May 7, 2014.

	Ernst & Young LLP
Fee Category	2014 ($)	2013 ($)
Audit Fees	364,454	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	364,454	—

The following table shows the fees billed by Grant Thornton LLP for professional services rendered as the Company’s independent registered public accounting firm during the 2014 and 2013 fiscal years. Ernst & Young LLP replaced Grant Thornton LLP as our independent registered public accounting firm effective May 7, 2014.

	Grant Thornton LLP
Fee Category	2014 ($)		2013 ($)
Audit Fees	57,828	(1)	496,151	(2)
Audit-Related Fees	—		191,079	(3)
Tax Fees	9,450		111,431	(4)
All Other Fees	—		—
Total Fees	67,278		798,661

(1)	Includes $45,828 for services related to the Company’s issuance of Quarterly Report on Form 10-Q for the three months ended March 31, 2015.
(2)	Includes $63,851 for services related to the Company’s issuance of securities and $55,900 related to various regulatory filings required in connection with the Company’s acquisition of Isconova AB.
(3)	Includes $189,785 for the financial and tax due diligence services related to the Company’s acquisition of Isconova AB and fees for review of the Company’s compliance with Federal Acquisition Regulations relating to the Company’s contract with the Department of Health and Human Services, Biomedical Advanced Research and Development Authority (HHS BARDA).
(4)	Includes $73,148 for services related to the Company’s net operating losses (NOLs) study under IRC Section 382.

Audit Fees.  Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2014 and 2013 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, and registration statement filings and consents.

Audit-Related Fees.  Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.

Tax Fees.  Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company. These amounts represent those billed for tax return preparation for the Company and its subsidiary. All material tax fees were pre-approved by the Audit Committee.

All Other Fees.  Consists of fees for products and services provided other than those otherwise described above.

Audit Committee Pre-Approval Policies and Procedures

As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved exceed the pre-approved amount, the Audit Committee and the independent registered public accounting firm must confer and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, quarterly statement reviews, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If, in advance of its meeting, the Audit Committee agrees to the engagement letter, the engagement will be formally accepted by the Audit Committee at its next regularly scheduled meeting.

All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above, with the exception of certain services of limited financial expense for which the Audit Committee has authorized the Chairman and the Chief Financial Officer to hire at their discretion. Generally, requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with the SEC rules on registered public accounting firm independence.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the committee to its Chairman and, in certain limited instances, to its Chief Financial Officer, who are each responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. Except as noted above, the Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit services provided to the Company by each independent registered public accounting firm engaged during the fiscal years ended December 31, 2014 and 2013.

FOR PROPOSAL 5, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following table sets forth certain information as of April 20, 2015, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each director of the Company or nominee for director, (iii) each of the Named Executive Officers of the Company as identified in the “Summary Compensation Table” below, and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Class Outstanding(3)
FMR LLC(4)	28,902,866	10.8
T. Rowe Price Associates, Inc.(5)	12,377,102	6.1
BlackRock, Inc.(6)	19,132,102	7.1
Directors, Nominees, and Executive Officers
Richard H. Douglas, Ph.D.(7)	380,000	*
Gary C. Evans.(8)	631,979	*
Michael A. McManus, Jr. J.D.(9)	237,590	*
Rajiv I. Modi, Ph.D.(10)	7,500,000	2.8
James F. Young, Ph.D.(11)	890,000	*
Stanley C. Erck.(12)	2,255,278	*
Barclay A. Phillips.(13)	149,544	*
Gregory M. Glenn, M.D.(14)	645,516	*
Timothy J. Hahn, Ph.D.(15)	479,235	*
John A. Herrmann III.(16)	358,983	*
John J. Trizzino(17)	103,611	*
Russell P. Wilson(18)	383,689	*
All directors and executive officers as a group (12 persons)(19)	14,015,425	5.1

*	Less than 1%.
(1)	Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc., 20 Firstfield Road, Gaithersburg, Maryland 20878.
(2)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Company’s Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 20, 2015 upon the exercise of stock options, warrants, or other purchase rights, but not the exercise of options, warrants, or other purchase rights held by any other person.
(3)	Percentages have been calculated based on 267,967,249 shares of the Company’s Common Stock outstanding as of April 20, 2015.
(4)	As reported by FMR LLC on Schedule 13G as filed on February 13, 2015. FMR LLC is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2014. FMR LLC has the sole voting power with respect to 2,605 shares of common stock. Edward C. Johnson 3d (Chairman of FMR LLC), Abigail P. Johnson (Vice Chairman of FMR LLC) and FMR LLC, through its wholly-owned subsidiaries and registered investment advisers, FMR Co., Inc. and Strategic Advisors, Inc., are the beneficial owners of 24,702,866 shares of common stock. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the investment companies (the “Funds”) registered under the Investment Company Act of 1940, which power resides with the Funds’ Boards of Trustees. FMR Co., Inc. carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Select Biotechnology Portfolio has sole voting power and beneficial ownership over 14,411,821 shares of common stock. Amounts shown also include shares acquired in connection with our March 2015 public offering of common stock. The principal office address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)	As reported by T. Rowe Price Associates, Inc. (“Price Associates”) on Schedule 13G as filed on February 12, 2015. Price Associates is an investment adviser registered under the Investment Advisers Act of 1940. Beneficial ownership (and other information in this footnote) is as of December 31, 2014. Price Associates beneficially owns 12,377,102 shares of common stock, for which it has sole voting power with respect to 1,804,448 shares of common stock and sole dispositive power with respect to 12,377,102 shares of common stock. Amounts shown also include shares acquired in connection with our March 2015 public offering of common stock. The principle office address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(6)	As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on January 29, 2015. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2014. BlackRock, Inc. beneficially owns 16,281,679 shares of common stock, for which it has sole voting power with respect to 15,734,110 shares of common stock and sole dispositive power with respect to 16,281,679 shares of common stock. The principle office address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(7)	Includes 130,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(8)	Includes 310,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015. Also includes 4,000 shares owned of record by Gary Evans Custodian for Dustin Evans UTMA/TX and 4,000 shares owned by record by Gary Evans Custodian for Casey Evans UTMA/TX.
(9)	Includes 115,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(10)	Consists of 7,500,000 shares owned by Satellite Overseas (Holdings) Limited, a wholly-owned subsidiary of Cadila Pharmaceuticals Ltd. Dr. Modi is a managing director of Cadila Pharmaceuticals Ltd.
(11)	Includes 465,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(12)	Includes 2,157,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(13)	Includes 112,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(14)	Includes 645,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(15)	Includes 368,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(16)	Includes 332,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(17)	Includes 75,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(18)	Includes 318,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.
(19)	Includes 5,030,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 20, 2015.

INFORMATION REGARDING THE BOARD OF DIRECTORS, CERTAIN COMMITTEES AND
CORPORATE GOVERNANCE MATTERS

On March 5, 2015, the Board determined, upon a recommendation by the Nominating and Corporate Governance Committee, that, with the exception of Dr. Modi and Mr. Erck, all of the members of the Board are “independent” directors, as that term is defined in the NASDAQ listing standards. Mr. Erck is currently the President and Chief Executive Officer of the Company. Dr. Modi is not an “independent” director due to his interest in Cadila and the joint venture it has with the Company, as described in the section titled “Certain Relationships and Related Transactions.”

The Board met six (6) times during 2014 and acted by written consent in lieu of a meeting three (3) times. In addition, the non-employee directors met six (6) times in executive session during the same period. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board they were eligible to attend and the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s annual meetings of stockholders provides stockholders with an opportunity to communicate with members of the Board, Novavax strongly encourages (but does not require) members of the Board to attend such meetings. Drs. Douglas and Young and Messrs. Erck and McManus attended the 2014 Annual Meeting of Stockholders.

Leadership Structure and Risk Oversight

The Board has elected to separate the roles of Chief Executive Officer and Chairman of the Board. On April 19, 2011, Mr. Erck was elected to the role of President and Chief Executive Officer and Dr. Young was elected as Chairman of the Board. Mr. Erck served as Executive Chairman from February 2010 until April 19, 2011. Before being elected as Chairman of the Board, Dr. Young served as a member of the Board from April 2010 until April 19, 2011.

The Chief Executive Officer and Chairman work closely together to execute the strategic plan of the Company. The Chairman mentors and advises the senior scientific team, provides an extensive network of contacts, and reports regularly to the Board. The Company believes that the combination of Mr. Erck as the President and Chief Executive Officer and Dr. Young as the Chairman of the Board is an effective leadership structure for the Company. The additional avenues of communication between the Board and management associated with having Dr. Young serve as Chairman provides the basis for the proper functioning of the Board and its oversight of management.

Management of the Company is primarily responsible for managing the risks Novavax faces in the ordinary course of operating the business. The Board actively oversees potential risks and risk management activities by receiving operational and strategic presentations from management, which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management the system of disclosure controls and internal controls over financial reporting and discusses the key risks facing the Company and the processes or actions being taken to mitigate those risks. The Nominating & Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important compliance and quality issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to incentive compensation programs and key employee retention issues. The Board committees are chaired by independent directors and, at each Board meeting, each of the committee chairmen delivers a report to the full Board on the activities and decisions made by the committees at recent meetings. There is also a significant amount of cross-over of the membership of the various committees, allowing information to flow freely outside of a full board meeting.

Board Committees

The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, and a Nominating and Corporate Governance Committee. In addition to the descriptions below, please refer to the “Compensation Committee Report” and “the Audit Committee Report” included in this Proxy Statement. The members of the committees are shown below.

Director	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
Richard H. Douglas, Ph.D.	Member	Member	Member	—
Stanley C. Erck	—	—	Member	—
Gary C. Evans	Member	—	Chair	Chair
Michael A. McManus, Jr., J.D.	Chair	Member	Member	Member
Rajiv I. Modi, Ph.D.	—	—	—	—
James F. Young, Ph.D.	—	Chair	—	Member

Audit Committee

Each Audit Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Exchange Act, “outside director,” as defined in Section 162(m) of the Code, and an “independent director,” as defined by the listing standards of the NASDAQ. The Board has determined that each of Mr. McManus and Mr. Evans qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC, and is financially sophisticated as required by the listing standards of the NASDAQ. The Audit Committee met eight (8) times in 2014 and acted by written consent in lieu of a meeting one (1) time.

The Audit Committee acts pursuant to a written charter as adopted by the Board. A current copy of the charter is available on the Company’s website at www.novavax.com. The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement. In 2014, the Audit Committee reviewed and approved its charter in its current form.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. To this end, the Audit Committee meets with the Company’s independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other filings. The Audit Committee also reviews the adequacy and efficacy of the Company’s accounting, auditing and financial control systems, as well as the Company’s disclosure controls and procedures; monitors the adequacy of the Company’s accounting and financial reporting processes and practices; and considers any issues raised by its members, the Company’s independent registered public accounting firm and the Company’s employees. To assist in carrying out its duties, the Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors, and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls, and auditing matters. The Audit Committee regularly meets with both the Company’s management and its independent auditor collectively and, at times, independently and without the other present, and meets in executive session without management or the independent auditor present.

Compensation Committee

Each Compensation Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Exchange Act, “outside director,” as defined in Section 162(m) of the Code, and an “independent director,” as defined by the listing standards of the NASDAQ, including the heightened standards that apply to compensation committee members. The Compensation Committee is tasked with meeting at least four times during the year, and more frequently, if necessary. During 2014, the Compensation Committee met six (6) times and did not act by written consent in lieu of a meeting.

The Compensation Committee acts pursuant to a written charter, a current copy of the charter is available on the Company’s website at www.novavax.com. The Compensation Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In 2014, the Compensation Committee reviewed and approved its charter in its current form.

The Compensation Committee reviews and recommends salaries and other compensatory benefits for the employees, executive officers, and directors of Novavax. The Compensation Committee also recommends actions to administer the Company’s equity incentive plans and recommends stock option grants and other awards for employees, executive officers, and directors of Novavax.

As set forth in its charter, the Compensation Committee’s authority and responsibilities include but are not limited to:

•	providing advice and guidance with respect to the Company’s compensation strategy and philosophy;
•	evaluating and providing recommendations regarding executive compensation programs tied to the strategic and financial objectives of the Company and which will motivate and incentivize executives by tying their compensation to the Company’s performance and stockholder returns;
•	reviewing and recommending to the Board the goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, annually evaluating the Chief Executive Officer’s performance, and recommending to the independent members of the Board the Chief Executive Officer’s total compensation package;
•	annually reviewing and making recommendations regarding executive officers and senior management compensation; and
•	evaluating and making recommendations annually regarding the appropriate level and form of compensation for members of the Board and its committees.

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors.

The Compensation Committee routinely holds meetings, some of which management attends, as well as executive sessions without management, where compensation is discussed. The Chairman of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas.

The Compensation Committee may request that any executive officer or employee of the Company, outside counsel, or consultant attend Compensation Committee meetings or confer with any members of, or consultants to, the Compensation Committee. The Compensation Committee is supported in its efforts by the Company’s legal and human resources teams, to which the Compensation Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Chairman gives performance assessments and compensation recommendations for the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Chairman’s recommendations and the information provided by the human resources team in its deliberations regarding executive compensation and sets the compensation of the executive officers based on such deliberations and recommends that the Board ratify such compensation. The Chief Executive Officer and the Vice President, Human Resources and Administration generally attend Compensation Committee meetings but are not present for executive sessions or any discussion of their own compensation.

Finance Committee

With the exception of Mr. Erck, each Finance Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Exchange Act, “outside director,” as defined in Section 162(m) of the Code, and an “independent director,” as defined by the listing standards of the NASDAQ. The Finance Committee met one (1) time during the 2014 fiscal year and took no action by written consent in lieu of a meeting.

The Finance Committee acts pursuant to a written charter, a current copy of the charter is available on the Company’s website at www.novavax.com. The Finance Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement. In 2014, the Finance Committee did not approve any revisions to its charter.

The purpose of the Finance Committee is to assist the Board with its responsibilities and provide advice to senior management of the Company relating to the financial condition and the equity and debt capital raising strategies and activities of the Company, oversight of the Company’s investment and cash management policies, all in the context of the Company’s overall strategic business plan and to carry out such other functions as the Board may from time to time authorize. In 2014, the Finance Committee met only once as a committee, as the majority of such functional activity was conducted by the Board.

Nominating and Corporate Governance Committee

Each Nominating and Corporate Governance Committee member is an “independent director,” as defined by the listing standards of the NASDAQ. The Nominating and Corporate Governance Committee met four (4) times during 2014 and took no action by written consent in lieu of a meeting.

The Nominating and Corporate Governance Committee acts pursuant to a written charter, a current copy of the charter is available on the Company’s website at www.novavax.com. The Nominating and Corporate Governance Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In 2014, the Nominating and Corporate Governance Committee reviewed and approved its charter in its current form.

As provided in the charter, the primary function of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Business Conduct and Ethics and handling such other matters as the Board or committee deems appropriate. The Nominating and Corporate Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

As noted above, it is the Nominating and Corporate Governance Committee’s responsibility to review and evaluate director candidates, including candidates submitted by stockholders. In performing its evaluation and review, the Nominating and Corporate Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.

Nomination Procedures

Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As set forth in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee. In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting; provided, however, that in the event that the date of the current year’s Annual Meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

The notice must set forth as to each proposed nominee:

•	name, age, business and residence address;
•	his or her principal occupation or employment;
•	the class and number of shares of capital stock and other securities of the Company, if any, which are beneficially owned by such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Company’s securities; and
•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to applicable law.

The notice must also set forth with respect to the stockholder giving the notice and each Stockholder Associated Person:

•	the name and address, as they appear on the Company’s books, of such stockholder;
•	a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand;
•	the class and number of shares of capital stock and other securities of the Company that are owned by such person; and
•	any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Company’s securities.

In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company, and such completed questionnaire shall be submitted promptly, and in any event within 10 days, after the Company provides the form of such questionnaire. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Nominations received through this process will be forwarded to the Nominating and Corporate Governance Committee for review.

The Nominating and Corporate Governance Committee strives to maintain a board of directors with a diverse set of skills and qualifications, to ensure that the board of directors is adequately serving the needs of the Company’s stockholders. Before evaluating director candidates, the Nominating and Corporate Governance Committee reviews the skills and qualifications of the directors currently serving on the Board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the Nominating and Corporate Governance Committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on Board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences, and other factors that contribute to the Board having an appropriate range of expertise, talents, experiences, and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. The Nominating and Corporate Governance Committee considers the following skills and experiences necessary to the Board: industry knowledge, clinical development expertise, commercialization expertise, manufacturing expertise, financial expertise and capital raising experience, and scientific or medical education and experience, particularly in vaccine-related fields.

While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful, and analytical;
•	possess superior business-related knowledge, skills, and experience;
•	reflect the highest integrity, ethics, and character;
•	have excelled in both academic and professional settings;
•	demonstrate achievement in his or her chosen field;
•	be free of actual or potential conflicts of interest;
•	have the ability to devote sufficient time to the business and affairs of the Company; and
•	demonstrate the capacity and desire to represent the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Nominating and Corporate Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Nominating and Corporate Governance Committee must consider a candidate’s independence to make certain that the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.

The Nominating and Corporate Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management, and stockholders, as well as through business and other organizational networks. To date, the Nominating and Corporate Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Nominating and Corporate Governance Committee also must consider the age and length of service of incumbent directors. In March 2005, the Nominating and Corporate Governance Committee recommended to the Board, and the Board adopted, a rule not to re-nominate a director for re-election if such director has served ten years as a director or has reached 75 years of age, unless circumstances exist which cause the Nominating and Corporate Governance Committee to believe that despite such factors, such a nomination was in the best interest of the Company. If any existing members do not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience, and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Nominating and Corporate Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate of nominees is selected, the Nominating and Corporate Governance Committee presents it to the full Board.

Code of Business Conduct and Ethics

The Board adopted a written Code of Business Conduct and Ethics in March 2004, most recently amended in June 2011, which applies to each of Novavax’ employees, executive officers, and directors, including, but not limited to, the Company’s Chief Executive Officer and Chief Financial Officer. Each of Novavax’ employees, executive officers, and directors are required to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. The Code of Business Conduct and Ethics is reviewed at least annually by the Nominating and Corporate Governance Committee. A current copy of the Code of Business Conduct and Ethics is posted on Novavax’ website at www.novavax.com. Novavax intends to disclose on its website the nature of any future amendments to and waivers of the code that apply to its Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, and persons performing similar functions.

Stockholder Communications with the Board of Directors

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Novavax, Inc., 20 Firstfield Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary. Communications by email should be addressed to ir@novavax.com and marked “Attention: Corporate Secretary” in the “Subject” field. All such communications will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.

Certain Relationships and Related Transactions

The Company’s Code of Business Conduct and Ethics provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any indebtedness of such individuals to the Company and transactions between Novavax and either the director or officer personally, members of their immediate families or entities in which they have an interest. In evaluating related party transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

Dr. Modi, a director of Novavax, is also a managing director of Cadila Pharmaceuticals Ltd. (“Cadila”). Novavax and Cadila have formed a joint venture called CPL Biologicals Private Limited (“CPL Biologicals”), of which Novavax owns 20% and Cadila owns the remaining 80%. Novavax and Cadila have also entered into a master services agreement, the terms of which provide that if, by March 2016, the amount of services provided by Cadila under the agreement is less than $7.5 million, the Company will pay Cadila the portion of the shortfall amount that is less than or equal to $2.0 million and 50% of the portion of the shortfall amount that exceeds $2.0 million. Through December 31, 2014, the Company has purchased $5.7 million in services from Cadila pursuant to this agreement. In addition, as of April 20, 2015, a subsidiary of Cadila owns 7,500,000 million shares of Novavax’ outstanding Common Stock. See also the information regarding the master services agreement in Note 16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of Novavax. No director, executive officer, nominee, or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Annual Meeting (other than the election of directors).

Compensation Committee Interlocks and Insider Participation

During 2014, Dr. Douglas, Mr. McManus, Jr. and Dr. Young served as members of the Compensation Committee. During the interim period from December 31, 2013 through May 7, 2014, Mr. Marsh served as a member of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2014 an employee or executive officer of Novavax. Mr. Marsh served as interim Chief Executive Officer of the Company from July 1996 to March 1997.

No executive officer of the Company currently serves, or during 2014 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Compensation of Directors

Compensation for non-employee directors is comprised of two components: (i) cash compensation and (ii) equity awards.

Cash Compensation

During 2014, outside directors were entitled to receive an annual retainer of $40,000. The chairs of each of the Audit, Compensation, Finance, and Nominating & Corporate Governance Committees were entitled to receive additional annual retainers of $18,000, $12,500, $7,000, and $9,500, respectively; while directors serving on a committee, other than as chairman, were entitled to receive an additional annual retainer of $10,000, $7,000, $4,000, and $5,000 for each of the Audit, Compensation, Finance, and Nominating & Corporate Governance Committees. All directors are reimbursed for reasonable costs and expenses incurred in connection with attending any Board or committee meetings or any other Company related business activities.

Equity Awards

At its meeting on March 6, 2014, the Board granted options to purchase 30,000 shares of Company Common Stock to each of Messrs. Evans, Marsh, and McManus, and Dr. Douglas. Dr. Young was granted an option to purchase 75,000 shares of Company Common Stock. All of the options have an exercise price of $6.05 per share and will vest in full six months after the date of grant.

Summary Director Compensation Table

The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal year 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Richard H. Douglas, Ph.D.	61,000	—	119,415	—	180,415
Stanley C. Erck(3)	—	—	—	—	—
Gary C. Evans	66,500	—	119,415	—	185,915
Jack O. Marsh, Jr. J.D.(4)	28,400	—	119,415	—	147,815
Michael A. McManus, Jr., J.D.	74,000	—	119,415	—	193,415
Rajiv I. Modi, Ph.D.(5)	—	—	—	—	—
James Young, Ph.D.	92,500	—	298,538	—	391,038

(1)	Represents fees earned in 2014.
(2)	The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015. As of December 31, 2014, the aggregate number of stock options held by each non-employee director is as follows: Dr. Douglas, 130,000; Mr. Evans, 310,000; Mr. Marsh, 205,000; Mr. McManus, 160,000; Dr. Modi, none; and Dr. Young, 465,000.
(3)	The Company does not pay employee directors additional compensation for service on the Board.
(4)	Mr. Marsh resigned from the Board effective June 12, 2014. The Company entered into a consulting agreement with Mr. Marsh beginning on June 12, 2014 pursuant to which Mr. Marsh was paid $5,000 during fiscal year 2014 following his resignation.
(5)	Due to his relationship with Cadila and the joint venture, and the commercial transactions between Novavax and those companies, Dr. Modi did not receive compensation for his services as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the (i) copies of such reports (and any amendments thereto) furnished to the Company during or with respect to 2014 or (ii) written representations that no reports were required, the Company believes that during 2014 its executive officers, directors, and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements with the exceptions of the inadvertent late filings of a Form 4 report on June 17, 2014 by Mr. Herrmann, Senior Vice President, General Counsel and Corporate Secretary of the Company, to report an option grant to purchase 50,000 shares of Common Stock on June 12, 2014; a Form 4 report on March 21, 2014 by Dr. Glenn, Senior Vice President, Research and Development, to report the disposition of 31,000 shares of Common Stock on March 14, 2014; and a Form 4 report on March 9, 2015 by Mr. McManus, member of the Board, to report an exercise of 45,000 options on June 17, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides the Company’s equity compensation plan information as of December 31, 2014. Under these plans, the Company’s Common Stock may be issued upon the exercise of options. See also the information regarding stock options in Note 13 to the Company’s consolidated financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(1)	16,963,098	$3.23	6,150,571	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	16,963,098	$3.23	6,150,571

(1)	Consists of the 2005 Stock Plan, the 1995 Stock Incentive Plan (“1995 Stock Plan”) and the ESPP. We stopped making awards under the 1995 Stock Plan as of the approval of the 2005 Stock Plan at our 2005 Annual Meeting, and the 1995 Stock Plan terminated pursuant to its terms on September 12, 2005. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and, as such, no further awards will be made pursuant to that plan.
(2)	Includes 4,531,369 shares available under the 2005 Stock Plan, and 1,619,202 shares available for issuance under the Company’s ESPP.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of Novavax’ Named Executive Officers for 2014. The Named Executive Officers for 2014 were Stanley C. Erck, President and Chief Executive Officer; Barclay A. Phillips, Senior Vice President, Chief Financial Officer and Treasurer; Dr. Gregory M. Glenn, Senior Vice President, Research and Development; Dr. Timothy Hahn, Senior Vice President, Global Manufacturing Operations; and Mr. Russell P. Wilson, Senior Vice President, Business Development.

The CD&A considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2014 and the various elements of compensation paid to the Named Executive Officers for services during 2014.

Executive Compensation Philosophy

Novavax’ compensation program is designed to attract, retain and reward a performing workforce in a highly competitive recruitment and retention market to achieve the Company’s mission, vision, and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes:

•	providing a competitive salary upon hire;
•	a performance management process that defines objectives, tracks employee performance, and ties into the reward process through salary increases and incentive bonuses;
•	an annual merit increase practice that rewards the individual employee’s contribution for the fiscal year;
•	individual promotions that reward strong performance;
•	an annual incentive bonus that rewards individual and Company performance;
•	an equity incentive plan that provides initial grants upon hire and additional grants for promotions, strong performance, and retention of high potential personnel; and
•	a market competitive, comprehensive benefits program.

The Compensation Committee believes that these components provide many tools for retaining and rewarding high performing employees and cover the wide spectrum of employment needs. We conducted our most recent advisory vote on executive compensation at our 2014 Annual Meeting of Stockholders. While this vote was not binding on us, our Board and our Compensation Committee value the opinions of our stockholders. At our 2014 Annual Meeting of Stockholders, more than 95% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation as disclosed in our proxy statement, and, as a result, our named executive officer compensation was approved. We view this support as an affirmation of our pay practices; consequently, the vote did not cause us to change the approach to executive compensation described above.

Objectives of the Compensation Program

Attract and Retain Highly Qualified Executives

The Compensation Committee believes that the compensation for Novavax’ Named Executive Officers should be designed to attract, motivate, and retain highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the Named Executive Officers with the interests of the Company’s stockholders. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation program that enables Novavax to attract, motivate, and retain, from a limited pool of resources, individuals who are highly experienced with a proven track record of success, and to provide total compensation that is competitive with the Company’s peers within the biotechnology and pharmaceutical industry;

•	achieve an equitable balance in the compensation offered to the members of the executive team;
•	provide annual variable cash incentive awards that take into account the achievement of individual performance criteria based on the Company’s performance goals; and
•	make a significant portion of Named Executive Officers’ compensation dependent on Novavax’ long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership.

Reflect Performance and Reward High Performance

The Compensation Committee believes that a significant portion of a Named Executive Officer’s total compensation should reflect overall Company performance and individual performance. Incentives are based on meeting criteria in each of these categories and reflect the Named Executive Officer’s overall contribution to the Company.

Reward Named Executive Officers for Meeting Novavax’ Strategic Goals and Objectives

The compensation program rewards the Company’s Named Executive Officers for achieving specified performance goals, building stockholder value, and maintaining long-term careers with Novavax. The compensation program is designed to reward these three aspects because the Compensation Committee believes it will motivate the executive team to make balanced annual and long-term decisions resulting in financial performance, scientific and product development innovations, and achievement of the Company’s strategic business objectives.

Align Named Executive Officers’ Goals with Novavax’ Stockholders’ Goals

The Compensation Committee believes that Novavax’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, Novavax provides the Named Executive Officers with equity accumulation opportunities by awarding stock options and, in certain cases, restricted stock. Generally, stock option grants vest over four years, although certain options granted in 2010 have a three year vesting period, while restricted stock may vest based on either critical milestones to be achieved over a limited period of time or over a similar four year period as stock option grants. Such vesting supports long-term retention of Named Executive Officers because Named Executive Officers cannot exercise the options or sell shares of restricted stock until they have vested. At times, the Company may elect to grant stock options that vest as an executive achieves certain milestones or to incentivize the achievement of strategic Company goals within that executive’s area of responsibility.

Oversight and Operation of the Executive Compensation Program

The Compensation Committee is appointed by the Board to assist the Board with its responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board of Directors, Certain Committees and Corporate Governance Matters — Compensation Committee” beginning on page 32 of this Proxy Statement.

The Chief Executive Officer (the “CEO”) evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each Named Executive Officer other than himself. The Chairman of the Company’s Board of Directors, evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s and the Chairman’s recommendations and information provided by the human resources team (as described below) in its deliberations regarding executive compensation and recommends to the Board the compensation of the Named Executive Officers based on such deliberations. The Board determines all executive compensation based on the recommendation of the Compensation Committee. In 2014, the CEO and the Vice President, Human Resources and Administration generally attended Compensation Committee meetings, but were not present for executive sessions or any discussion of their own compensation.

Process for Setting Executive Compensation

Compensation packages for each Named Executive Officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Company’s human resources team performs an analysis, considering the goals of market competitiveness, the executive’s performance and contribution to the Company, and internal equity. The results of this analysis are presented to the Compensation Committee, although at any time, the Compensation Committee and the Board may request additional information from the human resources team.

Survey Data

When setting the compensation for the Named Executive Officers for 2014, the human resources team and the Compensation Committee reviewed compensation survey data specific to the life sciences industry. The survey utilized by the human resources team is the Radford Global Life Sciences Survey (the “Survey”). The Radford Global Life Sciences Survey provides total compensation and practices data for multinational life sciences companies for 700+ companies and more than 335,000 individuals. Global market data is available for 65 countries and positions at the executive, management, professional, sales, and support levels, as well as overall compensation practices. Target industries include biotechnology, pharmaceutical, diagnostic and clinical research organizations.

The Survey is used to determine whether or not a Named Executive Officer’s salary and bonus opportunity are competitive. The Company’s human resources team benchmarks each Named Executive Officer’s current compensation against the 50th percentile of the Survey. With guidance from LCG, the Compensation Committee believes this is a common reference point among biotechnology companies similar in size to Novavax and that the Company remains competitive by targeting the 50th percentile of the Survey data.

Internal Equity

The Compensation Committee considers internal equity when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices among the protected classes.

Total Direct Compensation Report

In 2014, the Compensation Committee engaged LCG Group Compensation & HR Consulting (“LCG”), to review and analyze its current compensation programs and to make recommendations regarding the appropriateness of its current compensation strategy and practices, the competitiveness of each component of compensation, and whether modifications should be made to its annual incentive plan and stock option grant approach. LCG first performed such services for the Company in 2010 and has provided similar services in subsequent years, including 2014. In addition, LCG reviewed the competitiveness of long-term incentives, assessed the metrics used to reward executives and Board members, and assessed the mix of equity grants to correctly align risk and performance with long-term incentives. The consultant was authorized by the Compensation Committee to work with certain executive officers of the Company, as well as other employees in the Company’s human resources, legal, and finance departments in connection with the consultant’s work for the Compensation Committee. The consultant conducted a review of the total compensation of the Company’s executive officers and prepared a report for review by management and subsequently by the Compensation Committee that was used in determining appropriate levels of compensation for the Company’s executive officers for 2014. As required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee engaged LCG after assessing LCG’s independence, including taking into consideration the fact that LCG does not provide any services to the Company other than those requested by the Compensation Committee and the absence of any significant business or personal relationships between LCG and members of the Compensation Committee and any executive officer of the Company. Based upon this assessment, it was determined that the engagement of LCG does not raise any conflicts of interest or similar concerns.

What the Compensation Program is Designed to Reward

Company Performance

The executive compensation program is designed to reward both individual performance and Company performance. A significant portion of a Named Executive Officer’s total compensation package is based on the

Company’s performance and the achievement of corporate goals. Because of the key roles the Named Executive Officers play in the success of the Company, a significant portion of the achievement of corporate goals is reflective of the Named Executive Officers’ individual performance. During 2014, the Board and the Company’s senior executives jointly developed a set of objectives for 2014 which were based on the Company’s strategic plan (the “2014 Objectives”). These objectives include:

•	advancing the seasonal influenza and pandemic vaccine programs;
•	advancing the respiratory syncytial virus (“RSV”) vaccine franchise;
•	supporting the advancement of vaccine candidates at the Company’s joint venture with CPL Biologicals and meeting commitments to Cadila;
•	advancing pre-clinical programs towards Phase 1 clinical trials;
•	managing current partnerships and commercial activities;
•	developing and implementing the Novavax AB operational plan; and
•	completing financing to end 2014 with 18 months of cash.

Individual Performance

For 2014, the CEO reviewed and evaluated the performance of the other Named Executive Officers and set performance goals and objectives for the following year. This review was conducted in the first quarter of the year. For 2014, the Chairman of the Board reviewed and evaluated the performance of the CEO. The performance goals and objectives for the CEO were the same as the annual corporate objectives based on the strategic plan. Each of the Named Executive Officers was evaluated on the competencies of teamwork, results orientation, business ethics, accountability, business process improvement, leadership, personnel development, staff communication, and treatment of employees.

In addition, each executive officer had additional individual goals to support the 2014 Objectives or to further the Company’s strategic plan. More specifically:

•	Mr. Phillips had individual goals for activities needed to achieve the corporate 2014 Objective of completing financings (e.g., evaluate financing options, prepare analyses, and seek to consummate transaction), and individual operational goals such as ensuring compliance with Sarbanes-Oxley procedures, implementing financial closing procedures, and ensuring audit compliance;
•	Dr. Glenn had individual goals for activities needed to achieve the corporate 2014 Objectives of advancing the seasonal and pandemic vaccine programs, developing the RSV vaccine franchise and initiating and completing clinical studies in support of the RSV vaccine candidates, and advancing the Company’s discovery and pre-clinical programs towards Phase 1 clinical trials;
•	Dr. Hahn had individual goals for activities needed to achieve the corporate 2014 Objectives of meeting goals for the RSV and influenza vaccine manufacturing processes, supporting manufacturing activities of new product candidates at the Company’s joint venture in India, and ongoing validation of manufacturing processes at the Company’s manufacturing facilities; and
•	Mr. Wilson had individual goals for conducting business activities needed to achieve all of the corporate 2014 Objectives, managing current partnerships and acquiring new products and/or technologies.

Based on the performance evaluations, each Named Executive Officer was given a performance rating. The performance rating determines the amount of any merit salary increase and adjustments to the incentive cash bonus awards and equity awards. The performance ratings used by the Company include Outstanding, Exceeds Expectations, Meets Expectations, and Improvement Needed. All of the Named Executive Officers received a performance rating of at least “Meets Expectations.”

Elements of Compensation

The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a cash incentive bonus program, and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the Named Executive Officers.

The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the Named Executive Officers with the interests of the stockholders. Although equity compensation is an important component of the compensation program, particularly with respect to creating long-term stockholder value, in 2014, with guidance from LCG based on analysis of the Survey data, the Compensation Committee focused on ensuring that Named Executive Officer base salaries and bonus opportunities were in line with the median average salaries and annual incentives for comparable positions within the Survey.

Base Salary

The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term.

The Company provides an annual salary to each Named Executive Officer designed to reflect that person’s level of responsibility, expertise, skills, knowledge, and experience. The Compensation Committee compares Novavax salaries to those at other comparable companies within the biotechnology and pharmaceutical industry and adjusts, as appropriate, to assist the Company in retaining this expertise, skill, and knowledge at Novavax. Merit increases are typically awarded effective April 1st of each year, reflecting performance for the previous year. The increases were determined by an annual performance review in light of the individual’s 2013 performance goals and achievement of Company objectives, as well as by reference to the Survey. Salary increases were provided April 1, 2014. The base salaries for the Named Executive Officers were:

Executive	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2013(%)
Stanley C. Erck	500,000	10.9	(1)
Barclay A. Phillips	340,000	13.3	(2)
Gregory M. Glenn, M.D.	395,000	5.6
Timothy J. Hahn, Ph.D.	293,500	2.5
Russell P. Wilson	329,000	3.1

(1)	Mr. Erck’s leadership during 2014, the overall progress of the Company, and a review of the Survey data were factors used by the Compensation Committee in its decision to increase his base salary.
(2)	Mr. Phillips’ individual performance during 2014 and a review of the Survey data were factors used by the Compensation Committee in its decision to increase his base salary.

Incentive Cash Bonus

The incentive cash bonus program is designed to motivate and reward the Named Executive Officers for the achievement of specific corporate goals. The purpose of the incentive cash bonus program is to align company, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to individual contribution and teamwork. At the time that the Board approved the 2014 Objectives, the Board also weighted each objective. The Board assigns a percentage to each objective (where 100% of a weighted objective means the objective has been fully met by the Company) which reflects the

Board’s determination as to whether the Company achieved an objective, failed to meet an objective, partially met an objective or exceeded an objective. In some instances, the Board uses its discretion to make such determinations, and in doing so will look at other performance factors, mitigating circumstances, and other material successes or missed opportunities. The Board then assesses the overall percentage achieved by the Company against all of its objectives in determining the cumulative percentage.

On March 5, 2015, the Compensation Committee reviewed the Company’s performance related to its 2014 Objectives. The following table summarizes its conclusions regarding these objectives:

2014 Objective	Weight	Achievement	Percent	Explanation
Advance seasonal and pandemic influenza vaccine programs under development plan	24%	Mostly met objective	21%	Initiated seasonal Phase 2 clinical trial and completed successful pandemic Phase 2 clinical trial, triggered BARDA 2-year option period
Advance the RSV vaccine franchise	28%	Exceeded objective	53%	Maternal Phase 2 clinical trial initiated with “fast track” designation, Phase 2 clinical trial in healthy women achieved better than expected results, initiated pediatric clinical trial, and initated Phase 2 clinical trial in the elderly
Support advancement of vaccine candidates at CPL Biologicals and meet commitments to Cadila	20%	Mostly met objectives	17.5%	Successful ongoing support of rabies and influenza programs along with meeting master services agreement obligations
Advance pre-clinical programs towards Phase 1	5%	Exceeded objective	12.5%	Published positive pre-clinical data on MERS and Ebola vaccines in multiple animal models
Manage current partnerships and commercial activities	5%	Met objective	5%	Evaluation of numerous potential partnerships and managing partnerships with PATH, LGLS, Genocea
Develop and implement the Novavax AB operational plan	8%	Mostly met objectives	6%	Successful operational plan implemented
Complete financing to end 2014 with 18 months of cash	10%	Met objective	10%	Company ended 2014 with approximately $168M
Total	100%		125%

On March 5, 2015, upon recommendation of the Compensation Committee, the Board determined that incentive bonuses would be awarded for 2014 based on achievement of 125% of the 2014 Objectives. In doing so, the Board exercised discretion in ascribing additional value to the Company’s achievement of a number of critical tasks in 2014. With respect to the Company’s goal related to its RSV programs, the Compensation Committee ascribed significant additional value to the initiation of the RSV elderly vaccine program, the achievement of positive data in an elderly RSV Phase 1 clinical trial and better than expected results in the maternal RSV Phase 2 clinical trial in healthy women of child-bearing age. With respect to the Company’s goal related to its pre-clinical programs, the Compensation Committee ascribed significant additional value to the development of an Ebola vaccine candidate with positive pre-clinical results in multiple animal models including, non-human primates.

The target bonus is set at a percentage of the Named Executive Officer’s base salary, with such percentages being based on market data. However, the ultimate amount of any bonus is at the discretion of the Board. The 2014 bonus targets were as follows:

Executive	Percentage of Base Salary (%)
Stanley C. Erck	50
Barclay A. Phillips	35
Gregory M. Glenn, M.D.	35
Timothy J. Hahn, Ph.D.	35
Russell P. Wilson	35

The Compensation Committee believes that the higher the individual’s position within Novavax, the more closely his or her bonus award should be tied to the Company’s success. The CEO’s bonus is based solely on the achievements of the 2014 Objectives and the discretion of the Board. For Named Executive Officers other than the CEO, 80% of the bonus is based on corporate achievement and 20% of the bonus is based on individual performance. To be eligible for a bonus, a Named Executive Officer must achieve at least a “Meets Expectations” on his or her annual performance review, which the Compensation Committee determined was the case with each of the other Named Executive Officers.

Equity Awards

Equity incentive awards are a fundamental element in the executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and key executives. In addition, they are crucial to a competitive compensation program for Named Executive Officers because they act as a powerful retention tool. The Compensation Committee views the Company as still facing significant risk, but with a potential for a high upside. In the case of stock options, the Named Executive Officers are motivated by the potential appreciation in the stock price above the exercise price. To encourage continued employment, stock option grants to the Named Executive Officers typically include options that require the executive to remain a Novavax employee for four years before the options are fully vested. In addition, the Compensation Committee may award options that vest as the Named Executive Officer achieves certain milestones. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long-term commitment with Novavax.

Traditionally, the Company grants stock options as the primary form of equity compensation, but the Company does, at times, grant restricted stock to attract and retain key employees. Generally, stock option grants vest over four years, although certain options granted in 2010 have a three year vesting period, while restricted stock may vest based on either critical milestones to be achieved over a limited period of time or over a similar four year period as stock option grants.

Annual stock option grants are awarded to the Named Executive Officers at the discretion of the Board upon a recommendation by the Compensation Committee. The Compensation Committee considers Company performance, Survey data, and the individual’s scope of responsibility and continuing performance.

To be eligible to receive an award of stock options, the Named Executive Officer must have an overall performance rating of at least “Meets Expectations.”

With guidance from LCG upon its analysis of Survey data, the stock options were awarded to the Named Executive Officers in 2014, and vest over four (4) years.

The Named Executive Officers also have the ability to participate in the Company’s ESPP.

Perquisites and Other Personal Benefits

The Company provides the Named Executive Officers with certain perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the overall compensation program and with competitive practice in the industry. All of the Named Executive Officers are eligible to participate in the Company’s employee benefit plans, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short and long-term disability, life insurance, and a 401(k) plan. These plans are offered to all employees and do not discriminate in favor of Named Executive Officers.

Employment Agreements and Severance Benefits

As of December 31, 2014, the Company had employment agreements in place with all of the Named Executive Officers. The employment agreements provide for certain payments if the Named Executive Officer is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the Named Executive Officers are “at will” employees.

The Company has established a Change in Control Severance Benefit Plan, which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company amid the uncertainty that often accompanies efforts to consummate a corporate sale or similar transaction that may enhance stockholder value. All of the Named Executive Officers participate in the Change in Control Severance Benefit Plan.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits to $1 million the amount a company may deduct for compensation paid to its CEO and any of its other three named executive officers (excluding the chief financial officer). This limitation, however, does not apply to compensation meeting the requirements for qualifying performance-based compensation within the meaning of Section 162(m). The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) in designing our executive compensation program. The Compensation Committee, however, believes that a compensation program that attracts and retains highly qualified executives and rewards them for their achievements is necessary for our success and, therefore, is in the best interests of the Company and our stockholders. Accordingly, the Compensation Committee believes that in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, the Compensation Committee may pay or provide compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m).

Anti-Hedging Policy

Our insider trading policy prohibits all directors and officers from pledging or engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls, and short sales.

Compensation Risk Assessment

We do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our business and operations.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2014, 2013, and 2012 by the Named Executive Officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Stanley C. Erck President & CEO	2014	487,750	—	—	2,280,780	304,844	7,650	3,081,024
	2013	448,250	—	—	900,000	239,097	7,967	1,595,314
	2012	430,000	—	—	612,990	198,000	1,357	1,242,347
Barclay A. Phillips(6) SVP, Chief Financial Officer & Treasurer	2014	330,000	—	—	380,130	139,755	5,507	855,392
	2013	156,346	—	—	263,340	57,645	4,315	418,646

Gregory M. Glenn, M.D. SVP, Research and Development	2014	389,783	—	—	443,485	165,073	9,920	1,008,261
	2013	371,850	—	—	150,000	137,103	6,944	665,897
	2012	362,349	—	—	102,165	116,691	1,972	583,177

Timothy J. Hahn, Ph.D. SVP, Global Manufacturing Operations	2014	291,688	—	—	316,775	122,509	7,490	738,462
	2013	284,506	—	—	150,000	99,920	6,359	540,785
	2012	278,203	—	—	102,165	89,581	—	469,949

Russell P. Wilson SVP, Business Development	2014	326,566	—	—	380,130	138,301	5,300	850,297
	2013	317,316	—	—	150,000	116,996	8,540	592,852
	2012	311,107	—	—	17,028	100,176	3,605	431,916

(1)	Includes amounts earned, but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan.
(2)	Performance-based bonuses are generally paid under the Company’s incentive cash bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amount awarded under the incentive cash bonus program.
(3)	The grant date fair value was calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015.
(4)	Represents bonus amounts awarded in 2014, 2013, and 2012 under the Company’s incentive cash bonus program. For a description of the incentive cash bonus program, see page 45 in the Compensation Discussion and Analysis.
(5)	See the All Other Compensation table below for additional information.
(6)	Mr. Phillips commenced employment with the Company as Senior Vice President, Chief Financial Officer and Treasurer on June 24, 2013 and, therefore, no compensation is included in the table for years prior to 2013.

All Other Compensation

Novavax provides the Named Executive Officers with additional benefits, reflected in the All Other Compensation table below for 2014, that the Company believes are reasonable, competitive, and consistent with the Company’s overall executive compensation program. For more information regarding the perquisites paid by Novavax, see page 47 of the Compensation Discussion and Analysis.

Name	Company 401(k) Contributions(1) ($)	Other Compensation ($)	Total
Stanley C. Erck	7,650	—	7,650
Barclay A. Phillips	5,507	—	5,507
Gregory M. Glenn, M.D.	9,920	—	9,920
Timothy J. Hahn, Ph.D.	7,490	—	7,490
Russell P. Wilson	5,300	—	5,300

(1)	Represents employer matching contributions to the Company’s 401(k) plan.

GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2014 to the Company’s Named Executive Officers:

Name	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Grant Date	All Other Stock Awards: Number of Shares of Stock or Unit (#)	All Other Stock and Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
	Threshold ($)	Target ($)	Over- Achievement ($)
Stanley C. Erck	182,906	243,875	304,844	3/6/14	—	900,000	6.05	2,280,780
Barclay A. Phillips	86,625	115,500	144,375	3/6/14	—	150,000	6.05	380,130
Gregory M. Glenn, M.D.	102,318	136,424	170,530	3/6/14	—	175,000	6.05	443,485
Timothy J. Hahn, Ph.D.	76,568	102,091	127,614	3/6/14	—	125,000	6.05	316,775
Russell P. Wilson	85,724	114,298	142,873	3/6/14	—	150,000	6.05	380,130

(1)	If at least 75% of the 2014 Objectives were not achieved, a cash bonus may not have been paid. The bonus is capped at 125% achievement of the 2014 Objectives. The target amount of any bonus is, subject to Board discretion, prorated between the minimum 75% achievement of 2014 Objectives and the maximum 125% achievement. The target amount is based on the individual’s earned base salary for 2014 and represents 50% of Mr. Erck’s base salary, and 35% of the base salary of each of Mr. Phillips, Dr. Glenn, Dr. Hahn and Mr. Wilson.
(2)	Options granted have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant which, under the Company’s 2005 Stock Plan, is equal to the closing price of the Company’s Common Stock as reported on NASDAQ on the date of grant.
(3)	The grant date fair value was calculated in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s Named Executive Officers as of December 31, 2014:

Name	Grant Date	Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Option Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)
Stanley C. Erck	6/24/2009	20,000	—	2.44	6/24/2019	(2)
	2/15/2010	150,000	—	2.40	2/15/2020	(3)
	6/22/2011	637,500	212,500	1.99	6/22/2021
	3/1/2012	450,000	450,000	1.28	3/1/2022
	3/2/2013	225,000	675,000	1.83	3/2/2023
	3/6/2014	—	900,000	6.05	3/6/2024
Barclay A. Phillips	6/24/2013	75,000	225,000	2.03	6/24/2023
	3/6/2014	—	150,000	6.05	3/6/2024
Gregory M. Glenn, M.D.	7/1/2010	350,000	—	2.11	7/1/2020	(4)
	3/10/2011	48,000	12,000	2.50	3/10/2021
	3/1/2012	75,000	75,000	1.28	3/1/2022
	3/2/2013	37,500	112,500	1.83	3/2/2023
	3/6/2014	—	175,000	6.05	3/6/2024
Timothy J. Hahn, Ph.D.	9/22/2011	150,000	50,000	1.42	9/22/2021
	3/1/2012	75,000	75,000	1.28	3/1/2022
	3/2/2013	37,500	112,500	1.83	3/2/2023
	3/6/2014	—	125,000	6.05	3/6/2024
Russell P. Wilson	12/1/2011	187,500	62,500	1.39	12/1/2021
	3/1/2012	12,500	12,500	1.28	3/1/2022
	3/2/2013	37,500	112,500	1.83	3/2/2023
	3/6/2014	—	150,000	6.05	3/6/2024

(1)	All options were awarded under the 2005 Stock Plan and, except as noted, vest in four equal increments on the first four anniversaries of the date of grant.
(2)	These options vested six months following the date of grant.
(3)	These options vested one year following the date of grant.
(4)	These options vested in three equal increments on the first three anniversaries of the date of grant.

OPTIONS EXERCISED AND STOCK VESTED TABLE

The following table sets forth certain information concerning the exercise of stock options and the vesting of restricted stock awards held by the Named Executive Officers during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized Vesting(2) ($)
Stanley C. Erck	—	—	—	—
Barclay A. Phillips	—	—	—	—
Gregory M. Glenn, M.D.	—	—	—	—
Timothy J. Hahn, Ph.D.	—	—	—	—
Russell P. Wilson	—	—	16,667	62,001

(1)	This amount represents the difference between the sales price and the exercise price.
(2)	Based on the closing price of the Company’s Common Stock, as reported on the NASDAQ on the date on which the stock vested, or, if the stock vested on a weekend or holiday, the closing price of the stock on the next day the Company’s Common Stock was traded.

OVERVIEW OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements

On December 31, 2014, the Company had employment agreements in place with Drs. Glenn and Hahn, and Messrs. Erck, Phillips, and Wilson.

Each employment agreement provides for a base salary subject to review each year, an incentive bonus, and equity awards. Salary information and the target amount of the incentive bonus are described in greater detail on pages 41 through 48 in the Compensation Discussion and Analysis. The amount of any incentive bonus and the form of payment (cash, shares of restricted stock, or some combination of the two) are at the discretion of the Board.

The employment agreements also provide that additional equity may be awarded to the Named Executive Officer based upon his or her performance and subject to the Board’s approval, for the reimbursement of reasonable expenses incurred by him or her in connection with the performance of his or her duties, and for the Named Executive Officer to participate in the Company’s Severance Plan (discussed below). Each Named Executive Officer must devote his or her full business time to the performance of services to the Company.

The employment agreements require each Named Executive Officer to maintain the confidentiality of the Company’s proprietary information and provide that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. In addition, in the employment agreements, the Named Executive Officers have agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his or her employment and for the duration of the severance period described for the Named Executive Officer following the termination of his or her employment.

If Named Executive Officer is terminated without “cause” or leaves the Company for “good reason” (as such terms are defined in each employment agreement), the Named Executive Officer may receive a lump sum separation payment. The amount of these payments is more specifically described in the section “Potential Payments Upon Termination” beginning on page 56. To be entitled to such a payment, the Named Executive Officer must execute and deliver to the Company a waiver and separation agreement, releasing the Company from any claims.

Amended and Restated Change in Control Severance Benefit Plan

In August 2005, the Board adopted a Change in Control Severance Benefit Plan (the “Severance Plan”). The Severance Plan was amended in July 2006 and December 2008, as described below. The purpose of the Severance Plan is to provide severance pay and benefits to a select group of employees whose employment with the Company may be terminated following a change in control event, to provide such employees with an incentive to remain with the Company and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value. Participants in the Severance Plan are recommended by the CEO and approved by the Board. Selected participants with existing severance agreements will be deemed to elect coverage under the Severance Plan and are not eligible for any severance benefits under other agreements unless expressly provided otherwise by the Board. Each of the Named Executive Officers participates in the Severance Plan.

The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a reason other than death or disability or as a result of a “Constructive Termination” either (i) within a certain period (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) before the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change in Control. The specific periods of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered by termination are as follows:

Executive	Protected Period
Stanley C. Erck	24 months
Barclay A. Phillips	12 months
Gregory M. Glenn, M.D.	12 months
Timothy J. Hahn, Ph.D.	12 months
Russell P. Wilson	12 months

If a triggering event occurs, the participant is entitled to a lump sum severance payment, a bonus equal to 100% of the target annual performance bonus for the year in which the termination date occurred multiplied by the length in years of the participant’s severance benefit period and continuation of medical, dental, vision, and hospitalization benefits for the same number of months as the severance period, with the exception of Mr. Erck, whose benefits continue for 18 months.

Executive	Severance Payment	Continuation of Benefits Period
Stanley C. Erck	24 months salary	18 months
Barclay A. Phillips	12 months salary	12 months
Gregory M. Glenn, M.D.	12 months salary	12 months
Timothy J. Hahn, Ph.D.	12 months salary	12 months
Russell P. Wilson	12 months salary	12 months

Initially, the Severance Plan provided that all outstanding equity awards held by participants became vested and exercisable upon a change in control of the Company (a “Single Trigger Acceleration”). In July 2006, the Board amended and restated the Severance Plan to provide that awards granted thereafter and held by participants shall become vested and exercisable in full only upon a termination of employment following a Change in Control (a “Double Trigger Acceleration”). In April 2007, the Compensation Committee recommended, and the Board adopted, revised stock option agreements, restricted stock agreements, and restricted stock unit agreements for all awards made in March 2007 and thereafter that provide for Double Trigger Acceleration to conform to the amended Severance Plan. This action did not alter awards granted before March 2007. The Severance Plan provides that all vested and exercisable options may be exercised within one year from the participant’s termination date, provided, however, that no exercise may occur later than the expiration date of the option as set forth in the applicable option agreement.

In December 2008, the Board amended and restated the Severance Plan with the intention to comply with or be exempt from the requirements of Section 409A of the Code. Specifically, the Severance Plan was amended to clarify provisions relating to the types of benefits available under the Severance Plan and the timing of the payments of such benefits. As used herein, the terms “Involuntary Termination without Cause,” “Cause,” “Constructive Termination,” and “Change in Control” shall have the following meanings:

Involuntary Termination without Cause means the termination of an eligible employee’s employment which is initiated by the Company for a reason other than Cause.

Cause means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the eligible employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement, or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the eligible employee and the Company that impairs the Company’s interest therein; (iii) willful misconduct, significant failure to perform the eligible employee’s duties, or gross neglect by the eligible employee of the eligible employee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

Constructive Termination means a termination initiated by an eligible employee because any of the following events or conditions has occurred:

1.	a change in the employee’s position or responsibilities (including reporting responsibilities) which represents an adverse change from the employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the employee of any duties or responsibilities which are inconsistent with the employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the employee’s employment for Cause or the termination of an employee’s employment because of an employee’s disability or death, or except resulting from a voluntary termination by the employee other than as a result of a Constructive Termination;
2.	a reduction in the employee’s pay or any failure to pay the employee any compensation or benefits to which the employee is entitled within five (5) days of the date due;
3.	the Company’s requiring the employee to relocate his principal worksite to any place outside a fifty (50) mile radius of the employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control;
4.	the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the employee, or (B) provide the employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program, and practice in which the employee was participating immediately preceding the date of a Change in Control or at any time thereafter;
5.	the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;
6.	any material breach by the Company of any provision of the Severance Plan; or
7.	the failure of the Company to obtain an agreement, satisfactory to the employee, from any successors and assigns to assume and agree to perform the obligations created under this Severance Plan as a result of a Change in Control.

Change in Control means:

1.	a sale, lease, license, or other disposition of all or substantially all of the assets of the Company;
2.	a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity and its parent following the consolidation, merger, or reorganization;
3.	any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of the Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction and other than as part of a private financing transaction by the Company; or
4.	a change in the Incumbent Board, which occurs if the existing members of the Board on the date the Severance Plan was initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member was approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office.

Regular Termination Benefits

In addition to the benefits described above, the Named Executive Officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and accrued, but unused vacation pay, and distribution of plan balances under the Company’s 401(k) plan.

POTENTIAL PAYMENTS UPON TERMINATION

Termination Other Than for Cause

On December 31, 2014, the Company had employment agreements with Drs. Glenn and Hahn, and Messrs. Erck, Phillips, and Wilson, which provided for a cash severance payment if the executive is terminated without “cause” or leaves for “good reason.” All vested and exercisable stock options held by Drs. Glenn and Hahn, and Messrs. Phillips and Wilson must be exercised within three months following the termination date. Mr. Erck is entitled to the accelerated vesting of 50% of the unvested portion of each stock option or restricted stock grant made by the Company and may exercise all outstanding vested stock options held at termination (including any accelerated options or grants) during the twelve (12) month period following the date of termination. If such termination had occurred on December 31, 2014, the Company would have made the following payments:

Executive	Severance Payment ($)
Stanley C. Erck	750,000
Barclay A. Phillips	340,000
Gregory M. Glenn, M.D.	395,000
Timothy J. Hahn, Ph.D.	293,500
Russell P. Wilson	329,000

Termination for Cause

In the event a Named Executive Officer is terminated for cause, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date.

Cause means (i) the executive’s willful failure or refusal to perform in all material respects the services required by him; (ii) executive’s willful failure or refusal to carry out any proper and material direction by the President and Chief Executive Officer or Board with respect to the services to be rendered by him or the manner of rendering such services; (iii) executive’s willful misconduct or gross negligence in the performance of his duties; (iv) executive’s commission of an act of fraud, embezzlement, or theft or felony involving moral turpitude; (v) executive’s use of confidential information, other than for the benefit of the Company in the course of rendering services to the Company; or (vi) a breach of executive’s non-competition obligations.

Termination as a Result of Death or Disability

In the event a Named Executive Officer is terminated as a result of death or disability, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date. If the executive dies while in the employ of the Company (or within three months after the date on which the executive ceases to be an employee) vested and exercisable options may be exercised by the executive’s estate for one year following the executive’s death. If the executive becomes disabled while in the employ of the Company, vested and exercisable options may be exercised by the executive for a period of one year after the executive ceases to be an employee due to a disability.

Termination in Connection with a Change in Control

Each of the Named Executive Officers participates in the Severance Plan. The following table sets forth the payments the Company would have made if eligible Named Executive Officers had been terminated in connection with a Change in Control that occurred on December 31, 2014 in accordance with the Severance Plan:

Name	Benefit	Amount ($)
Stanley C. Erck	Severance Payment	1,000,000
	Bonus(1)	500,000
	Equity Awards(2)	5,697,250
	Health Insurance Benefits(3)	33,870
	Total	7,231,120
Barclay A. Phillips	Severance Payment	340,000
	Bonus(1)	119,000
	Equity Awards(2)	877,500
	Health Insurance Benefits(3)	22,580
	Total	1,359,080
Gregory M. Glenn, M.D.	Severance Payment	395,000
	Bonus(1)	138,250
	Equity Awards(2)	864,880
	Health Insurance Benefits(3)	22,580
	Total	1,420,710
Timothy J. Hahn, Ph.D.	Severance Payment	293,500
	Bonus(1)	102,725
	Equity Awards(2)	1,035,500
	Health Insurance Benefits(3)	2,193
	Total	1,433,918
Russell P. Wilson	Severance Payment	329,000
	Bonus(1)	115,150
	Equity Awards(2)	803,125
	Health Insurance Benefits(3)	22,580
	Total	1,269,855

(1)	Bonus equals 100% of the Named Executive Officer’s target annual bonus award multiplied by the participant’s severance benefit period.
(2)	Represents the value of all unvested equity awards at the closing price on December 31, 2014, minus any applicable exercise price.
(3)	Reflects the premiums for health, dental, and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
James F. Young, Chairman
Richard H. Douglas, Ph.D.
Michael A. McManus, Jr., J.D.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB AU Section 380, “Communication with Audit Committees” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526, “Communication with Audit Committees Concerning Independence,” relating to the firm’s independence from the Company and its related entities, discussed with Ernst & Young LLP its independence from the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Michael A. McManus, Jr., J.D., Chairman
Richard H. Douglas, Ph.D.
Gary C. Evans

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board knows of no other business which will be presented for consideration at the Annual Meeting other than the Proposals described above. If any other business should come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

* * *

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE OVER THE INTERNET OR TELEPHONE AS DESCRIBED THEREIN. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By the Order of the Board of Directors

John A. Herrmann III
Senior Vice President, General Counsel and
Corporate Secretary

April 30, 2015

APPENDIX A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NOVAVAX, INC.

NOVAVAX, INC. (the “Corporation”), a corporation originally organized and incorporated under the name MPS, Inc. by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on June 18, 1987, as amended by a Certificate of Amendment dated July 30, 1987 and filed in the Office of the Secretary of State of the State of Delaware on August 3, 1987, a Certificate of Merger dated February 5, 1988 filed in the Office of the Secretary of State of the State of Delaware on February 9, 1988, a Certificate of Amendment dated October 4, 1991 and filed in the Office of the Secretary of State of the State of Delaware on October 7, 1991, and a Certificate of Amendment dated November 20, 1995 and filed in the Office of the Secretary of State of the State of Delaware on November 20, 1995, amended and restated by an Amended and Restated Certificate of Incorporation of the Corporation dated November 20, 1995 and filed in the Office of the Secretary of State of the State of Delaware on November 20, 1995, as further amended by a Certificate of Amendment dated December 18, 2000 and filed in the Office of the Secretary of State of the State of Delaware on December 18, 2000, a Certificate of Amendment dated July 8, 2004 and filed in the Office of the Secretary of State of the State of Delaware on July 9, 2004, a Certificate of Amendment dated May 13, 2009 and filed in the Office of the Secretary of State of the State of Delaware on May 13, 2009 and a Certificate of Amendment dated June 13, 2013 and filed in the Office of the Secretary of State of the State of Delaware on July 3, 2013, and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation, at a meeting duly held on March 5, 2015, adopted a resolution, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said Second Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Second Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said restatement. The resolution setting forth the Second Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:  That the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

FIRST.  The name of the Corporation is:

Novavax, Inc.

SECOND.  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) six hundred million (600,000,000) shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) two million (2,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Differ-ent series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH.  The Corporation shall have a perpetual existence.

SIXTH.  In furtherance of and not in limitation of powers conferred by statute, it is further provided that the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware

Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any promise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH.  Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH. 1. Action, Suits and Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions or Suits by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

3. Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim.  As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses.  Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expense incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

6. Procedure for Indemnification.  In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

7. Remedies.  The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advanced of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment.  No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal, therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation law of Delaware.

12. Merger or Consolidation.  If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions.  Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. Subsequent Legislation.  If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

TENTH.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH.  This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors.  The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

2. Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Election of Directors.  Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4. Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1998; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6. Quorum; Action at Meeting.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Second Amended and Restated Certificate of Incorporation.

7. Removal.  Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

8. Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

10. Amendments to Article.  Notwithstanding any other provisions of law, this Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH.  Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

THIRTEENTH.  Special meetings of stockholders may be called at any time by only the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Second Amended and Restated Certificate of Incorporation or the Corporation’s By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Second Amended and Restated Certificate of Incorporation to be signed by its President and CEO this    day of June, 2015.

NOVAVAX, INC.

By:
     President and CEO

APPENDIX B

NOVAVAX, INC.

2015 STOCK INCENTIVE PLAN

Adopted by the Board of Directors as of March 5, 2015

1.  Purpose.

The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.  Type of Stock Awards and Administration.

(a)  Types of Stock Awards.  The Plan provides for the grant of Options (including Incentive Stock Options and Non-Statutory Options), Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.

(b)  Administration.

(i)  The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.

(ii)  Subject to the express provisions of the Plan, the Administrator shall have authority:

(1)  To determine the individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;

(2)  To construe the Plan and Award Agreements;

(3)  To prescribe forms, rules and procedures relating to the Plan;

(4)  To accelerate the vesting or exercisability of a Stock Award (or Stock Awards) at any time, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration;

(5)  To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and

(6)  To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.

(iii)  The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.

3.  Participant Eligibility.

(a)  General. The Administrator may select Participants from among key employees, officers or directors of, or consultants or advisors to, the Company who are expected to contribute to the Company’s future growth and success; provided, however, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company, and provided further, that persons to whom Non-Statutory Options or SARs may be granted shall be limited to persons employed by or providing services to the

Company and its “qualifying subsidiaries.” For these purposes, a “qualifying subsidiary” means a subsidiary in which the Company owns a “controlling interest” as described in Treasury Regulations §1.409A-1(b)(5)(iii)(E)(1).

(b)  Grant of Stock Awards to Directors and Officers. In the discretion of the Administrator, the selection of a director or officer (as defined for purposes of Rule 16b 3) as a Participant, and the terms of any Stock Award granted to such Participant, including the grant date, the purchase or exercise price, the number of shares underlying the Stock Award and other terms and conditions, shall be determined either (i) by the Board, of which all members shall be “outside directors” and “non-employee directors” (each as hereinafter defined) or (ii) by the Compensation Committee, consisting of two or more directors having full authority to act in the matter, each of whom shall be an “outside director” and a “non-employee director” (with any action of the Compensation Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such director qualifies as a “non employee director” within the meaning of Rule 16b 3 and shall be deemed to be an “outside director” only if such director qualifies as an “outside director” within the meaning of Section 162(m).

4.  Stock Subject to Plan.

(a)  Number of Shares. Subject to adjustment as provided in Section 10 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 25,000,000 shares, which includes 4,620,369 shares that were available for grant under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) as of the February 23, 2015, which is the date on which the 2005 Plan terminated. Subject to adjustment as provided in Section 10 below, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 25,000,000 shares.

(b)  Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock will be treated as issued under the Plan. The shares of Common Stock available for issuance pursuant to Section 4(a) will not be increased by any shares that have been delivered under the Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.

(c)  Individual Limits. The following additional limits will apply to Stock Awards of the specified type granted to any person in any calendar year:

(i)  Options: 2,000,000 shares of Common Stock.

(ii)  SARs: 2,000,000 shares of Common Stock.

(iii)  Stock Awards other than Options or SARs: 1,000,000 shares of Common Stock.

In applying the foregoing limits, (i) all Stock Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Options and SARs refer to the number of shares of Common Stock subject to those Stock Awards; and (iii) the share limit under clause (iii) refers to the maximum number of shares of Common Stock that may be delivered, or the value of which could be paid in cash or other property, under a Stock Award or Stock Awards of the type specified in clause (iii) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(d)  Non-employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, including subsection (c) above, a Participant who is a non-employee director, in any calendar year, may not receive Stock Awards greater than 750,000 shares of Common Stock. The foregoing limits shall not apply to any Stock Award or shares of Common Stock granted pursuant to a director’s election to receive shares of Common Stock in lieu of cash fees.

5.  Provisions Applicable to Options and Stock Appreciation Rights.

(a)  Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.

(b)  Exercise Price and Base Value. Subject to Section 3(b), the exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR, or less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Participant described in Section 6(b). Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 10 or Section 11 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the NASDAQ Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the fair market value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

(c)  Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The Fair Market Value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.

(d)  Maximum Term. Except as otherwise provided in Section 6 regarding Incentive Stock Options, Options and SARs will have a maximum term of 10 years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.

(e)  Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the minimum tax withholding required by law).

(f)  Vesting and Effect of Termination of Employment or Other Service Relationship. The Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:

(i)  Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.

(ii)  Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.

(iii)  All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.

(iv)  All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.

6.  Special Provisions for Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)  Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement evidencing the grant of Incentive Stock Options.

(b)  10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:

(i)  the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

(ii)  the Option may not be exercisable after the expiration of five years from the date of grant.

(c)  Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to be Incentive Stock Options shall not be Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

(d)  Continuous Employment. Except as provided in Section 5(f) above, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of the Option, employed by the Company. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations).

7.  Provisions of Stock Awards Other Than Options and SARs.

(a)  Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)  Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.

(ii)  Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.

(iii)  Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.

(iv)  Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.

(b)  Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.

(ii)  Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.

(iii)  Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.

(iv)  Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.

8.  Additional Terms Applicable to all Stock Awards.

(a)  Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(b)  Nontransferability of Stock Awards. Except as provided in this Section 8(b), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Awards, other than Incentive Stock Options, may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a 12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.

(c)  Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(d)  Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(e)  Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

(f)  Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(g)  Section 162(m). In the case of any Performance Award (other than an Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Stock Award as performance-based compensation under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify in writing whether it or they have been attained.

(h)  Coordination with Other Plans. Stock Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Stock Awards under the Plan or awards made under other compensatory plans or programs of the Company. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Common Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Common Stock or another Stock Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(i)  Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

9.  Rights as a Stockholder.

Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.

10.  Adjustment Provisions for Recapitalizations and Related Transactions.

(a)  If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the maximum number of shares that can be issued upon exercise of Incentive Stock Options under the Plan, (3) the limitations on Stock Awards pursuant to Section 4(c) and (d), (4) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (5) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 10 shall be made by the Administrator having due regard, where applicable, for the qualification of Incentive Stock Options under Section 422, the requirements of Section 409A and the performance-based compensation rules of Section 162(m).

(b)  Any adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

11.  Merger, Consolidation, Asset Sale, Liquidation, etc.

(a)  General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction”), then the Administrator may, but need not, take any one or more of the following actions, as to outstanding Stock Awards: (1) provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, if applicable, or provide that such Stock Awards shall be assumed, or equivalent stock awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (2) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised by the Participant within a specified period following the date of such notice, if applicable, (3) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards, or (4) provide that all or any outstanding Stock Awards shall become vested and exercisable in full or in part (or that any reacquisition or repurchase rights held by the Company shall lapse in full or part) at or immediately prior to such event. To the extent set forth in any Award Agreement, the Administrator may specifically provide, either at the time of grant or at any time thereafter, that any of the preceding actions shall or shall not occur or be taken with respect to an outstanding Stock Award. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 11(a).

(b)  Change in the Incumbent Board. The Administrator may provide for the accelerated vesting or exercisability of a Stock Award (including the lapse of any reacquisition or repurchase rights in favor of the Company) upon the occurrence of a Change in the Incumbent Board (as defined below) in any Award Agreement at the time of grant of the Stock Award, or at any time thereafter. A “Change in the Incumbent Board” shall be deemed to occur if the existing directors on the Adoption Date (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new director shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new director was approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office.

(c)  Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

12.  No Employment Rights.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.

13.  Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.

14.  Amendment of the Plan and Stock Awards.

(a)  The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under Section 422 or any successor provision with respect to Incentive Stock Options, Rule 16b 3 (if then applicable), Section 162(m), or any other applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.

(b)  With the consent of the affected Participant, the Administrator may amend outstanding Stock Award agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422, (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure (A) the qualification of the Plan under Rule 16b 3 (if then applicable) or (B) compliance with, or exemption from, Section 409A.

15.  Withholding.

(a)  The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the minimum tax withholding required by law. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 15(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)  Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b 3 (unless it is intended that the transaction not qualify for exemption under Rule 16b 3).

16.  Effective Date and Duration of the Plan.

(a)  Effective Date. The Plan is effective as of the Adoption Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2015. If such stockholder approval is not obtained within twelve months after the Adoption Date, Options and SARs granted under the Plan shall not vest and shall terminate and neither Options nor SARs shall be granted thereafter under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 14) shall become effective when adopted by the Board, but no Options or SARs granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Options or SARs) and no other Stock Award shall be granted, unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Options or SARs granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Options or SARs. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the Adoption Date and before the termination of the Plan as provided in Section 16(b) below.

(b)  Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 11, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of the Adoption Date. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.

17.  Provision for Foreign Participants; Sub Plans.

(a)  The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(b)  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

18.  Miscellaneous.

(a)  Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.

(b)  Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.

19.  Governing Law.

(a)  Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)  Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 17(b) or as provided in Section 19(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)  Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

Exhibit A

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Adoption Date”: March 5, 2015

“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).

“Change in the Incumbent Board”: The meaning set forth in Section 11(b).

“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.

“Compensation Committee”: The Compensation Committee of the Board.

“Common Stock”: The Company’s common stock, $.01 par value.

“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code; provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) of the Code as of the date on which such determination is being made and does not necessarily continue to exist merely because it existed as of the date of grant of an Option or other Stock Award.

“Corporate Transaction”: The meaning set forth in Section 11(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:

(1)  If the Common Stock is listed on any established stock exchange, including but not limited to the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.

(2)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.

“Incentive Stock Options”: An Option intended to be an “incentive stock option” within the meaning of Section 422.

“Incumbent Board”: The meaning set forth in Section 11(b).

“Non-Statutory Options”: An Option that is not intended to be an Incentive Stock Option.

“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

“Participant”: An individual who is granted or receives a Stock Award under the Plan.

“Performance Award”: A Stock Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) as well as Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. For purposes of Stock Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Stock Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Stock Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Novavax, Inc. 2015 Stock Incentive Plan.

“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.

“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“Sale Price”: The meaning set forth in Section 11(a).

“Section 162(m)”: Section 162(m) of the Code.

“Section 422”: Section 422 of the Code.

“Securities Acquisition”: The meaning set forth in Section 11(a).

“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Stock Awards”: Any or a combination of the following:

(a)  Options (including Incentive Stock Options and Non-Statutory Options),

(b)  Stock Appreciation Rights,

(c)  Restricted Stock,

(d)  Unrestricted Stock,

(e)  Stock Units,

(f)  Restricted Stock Units, and

(g)  Performance Awards.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.

“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.

NOVAVAX Inc.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 18, 2015.

Vote by Internet

- Go to **www.envisionreports.com/NVAX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Class II Directors:

	For	Withhold
01 - Richard H. Douglas	☐	☐
02 - Gary C. Evans	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 3 4 4 6 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NOVAVAX INC.

Proxy — NOVAVAX, INC.

Annual Meeting of Stockholders - June 18, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Novavax, Inc. hereby appoints Stanley C. Erck and Barclay A. Phillips and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Company's facility located at 21 Firstfield Road, Gaithersburg, Maryland 20878 on Thursday, June 18, 2015 at 10:00 a.m., local time, and at any adjournments thereof.

The shares represented by this proxy will be voted as directed by the undersigned. **IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS II DIRECTOR, (2) THE APPROVAL OF THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, (3) THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BY-LAWS, (4) THE APPROVAL OF THE NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN, (5) THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015, (6) IN THE DISCRETION OF THE PROXYHOLDER AS ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.**

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.